                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                            Mellon Bank Corporation
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

--------------------------------------------------------------------------------
LOGO

MELLON BANK CORPORATION          Mellon Bank Corporation One Mellon Bank
                                 Center Pittsburgh, PA 15258-0001

                                  March 7, 1996


Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Mellon Bank Corporation in Pittsburgh on Tuesday, April 16, 1996, at 10:00 A.M. Further information about the meeting and the matters to be considered is contained in the formal Notice of Annual Meeting and Proxy Statement on the following pages.

It is important that your shares be represented at this meeting. Whether or not you plan to attend, we hope that you will sign, date and return your Proxy promptly in the enclosed envelope. Completing and returning the enclosed Proxy will not limit your right to vote in person or to attend the meeting.

Sincerely,

/s/ Frank V. Cahouet

Frank V. Cahouet Chairman, President and Chief Executive Officer

--------------------------------------------------------------------------------
  LOGO
MELLON BANK CORPORATION

One Mellon Bank Center
Pittsburgh, Pennsylvania 15258-0001

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders:

Notice is hereby given that the Annual Meeting of Shareholders of Mellon Bank Corporation (the "Corporation") will be held on the 10th Floor of the Union Trust Building, 501 Grant Street, Pittsburgh, Pennsylvania, on Tuesday, April 16, 1996, at 10:00 A.M., for the purpose of considering and acting upon the following:

1.the election of directors;

2.a proposal to amend and restate the Corporation's Long-Term Profit Incentive
 Plan (1981);

3. the ratification of the appointment of KPMG Peat Marwick LLP as independent public accountants of the Corporation for the year 1996; and

4.such other matters as may properly come before the meeting.

The Board of Directors has fixed the close of business on Thursday, February 15, 1996, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof.

Enclosed are a Proxy Statement, a form of Proxy, an addressed return envelope and the Corporation's 1995 Annual Report. All shareholders, whether or not they expect to be present at the meeting, are requested to sign and date the Proxy and to return it in the addressed envelope promptly. Shareholders who plan to attend the meeting in person are also requested to complete and return the reservation form which appears at the end of the Proxy Statement. Shareholders who attend the meeting may, if they wish, vote in person even though they have previously submitted a Proxy.

By Order of the Board of Directors


/s/ Carl Krasik

Carl Krasik
Secretary

March 7, 1996

--------------------------------------------------------------------------------
   LOGO
MELLON BANK CORPORATION

One Mellon Bank Center
Pittsburgh, Pennsylvania 15258-0001
PROXY STATEMENT

March 7, 1996

The accompanying Proxy is solicited by the Board of Directors of Mellon Bank Corporation (the "Corporation") for use at the Annual Meeting of Shareholders of the Corporation scheduled to be held on Tuesday, April 16, 1996. Proxies are being solicited from holders of the Corporation's common stock, par value $0.50 per share (the "Common Stock"). If the Proxy is properly executed and returned, the shares represented thereby will be voted and, where specification is made by the shareholder as provided therein, will be voted in accordance with such specification, subject to limitations applicable to certain shares of Common Stock, as described below. The Proxy may, nevertheless, be revoked by notice to the Secretary of the Corporation at any time prior to the voting thereof. In addition, shareholders who attend the annual meeting may, if they wish, vote in person even though they have submitted a Proxy, in which event, their Proxy will be deemed to have been revoked.

Subject to the limitations described below, unless a Proxy is revoked or contains other instructions, the shares represented thereby will be voted at the meeting FOR the election as directors of the nominees of the Board of Directors set forth below (Proxy Item 1), FOR the proposal to amend and restate the Corporation's Long-Term Profit Incentive Plan (1981) (Proxy Item 2) and FOR ratification of the appointment of KPMG Peat Marwick LLP as independent public accountants of the Corporation for the year 1996 (Proxy Item 3). However, if a broker or nominee limits on the proxy card the number of shares voted on a proposal or indicates that the shares represented by a proxy card are not voted on the proposal, such "non-votes" will not be voted on the proposal and will not be counted in determining the number of affirmative votes required for approval. The Proxy also provides that the persons authorized thereunder may, in the absence of instructions to the contrary, vote or act in accordance with their judgment on any other matter properly presented for action at the meeting.

At the annual meeting, holders of Common Stock will be entitled to one vote for each share held and will not be entitled to cumulative voting. Pursuant to the terms of agreements under which the Corporation's Series D Junior Preferred Stock, par value $1.00 per share (the "Series D Stock") was issued and subsequently converted into Common Stock, those shares of Common Stock held by Warburg, Pincus Capital Company, L.P., Warburg, Pincus Capital Partners, L.P. and other former Series D holders will be voted FOR the election of the nominees named below and will be voted as directed by the holder on all other matters; provided, however, that such shares will be voted on such other matters in a manner that is no less favorable to the position recommended by the Board of Directors than the allocation of the votes cast by all other shareholders of the Corporation voting on such other matters.

The close of business on Thursday, February 15, 1996, has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting or any adjournment thereof. As of that date, the Corporation had outstanding 134,310,279 shares of Common Stock. Proxies, ballots and voting tabulations that identify individual holders of Common Stock will be held in confidence by the Corporation's transfer agent. The vote of any holder of Common Stock will not be disclosed except as may be necessary to meet legal requirements, in the case of a contested proxy solicitation or as may be requested by the particular shareholder. The distribution of these proxy materials, consisting of the Notice of Annual Meeting, the Proxy Statement and the form of Proxy, together with the Corporation's 1995 Annual Report, is expected to commence on or about March 7, 1996.

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ELECTION OF DIRECTORS (PROXY ITEM 1)

The By-Laws of the Corporation provide that the directors of the Corporation shall be classified into three classes, as nearly equal in number as possible, with such classes of directors serving staggered, three-year terms of office. Accordingly, at each annual meeting of shareholders, a class consisting of approximately one-third of the Corporation's directors is elected to hold office for a term expiring at the annual meeting of shareholders to be held in the third year following the year of their election and until their successors have been duly elected and qualified. The By-Laws further provide that the Corporation's Board of Directors shall consist of such number of directors as shall be fixed from time to time by a majority vote of the full Board of Directors. The Board of Directors has fixed the number of directors at 19, and at this year's annual meeting of shareholders six directors will be elected to the class of directors whose terms end in 1999 and one director will be elected to the class of directors whose terms end in 1997. J. W. Connolly, Charles A. Corry, Pemberton Hutchinson, Rotan E. Lee, Esquire, Robert Mehrabian and Wesley
W. von Schack all of whom are presently serving as directors of the Corporation, have been nominated for election at this year's annual meeting to the term ending in 1999. Howard Stein, who was elected as a director by the Board of Directors in August of 1994 pursuant to the terms of the Amended and Restated Agreement and Plan of Merger between the Corporation and The Dreyfus Corporation (the "Dreyfus Merger Agreement"), has been nominated by the Board of Directors for election to the class of directors whose terms end in 1997. It was contemplated that Mr. Stein would serve as a director of the Corporation for a period of time following the acquisition of The Dreyfus Corporation during which the operations of the two companies were being integrated. That is expected to be completed in 1996 and, accordingly, Mr. Stein has agreed to serve, if elected, as a director whose term ends in 1997. To satisfy the requirement that the classes of directors be as nearly equal in number as possible, Mr. Corry, who was elected by the shareholders in 1994 for a term ending in 1997, has agreed to stand for election for a three-year term ending in 1999.

Any vacancies in the Board of Directors resulting from death, retirement, resignation, disqualification, removal from office or other cause, as well as any vacancy resulting from an increase in the number of directors that occurs between annual meetings of shareholders, will be filled by a majority vote of the remaining directors then in office. Directors so chosen to fill vacancies will hold office until the expiration of the term of the class to which they have been elected.

It is intended that the shares of Common Stock represented by the enclosed Proxy will be voted FOR the election of the nominees named below, unless such authority to vote for one or more of the nominees is withheld. Pursuant to the terms of the agreements mentioned above, Proxies submitted representing shares of Common Stock received by the holders thereof upon conversion of their Series D Stock will be voted FOR the election of the nominees named below. In the event that one or more of the nominees is unable or unwilling to serve as a director, the persons named in the Proxy will vote for the election of such substitute nominee, if any, as shall be named by the Nominating Committee of the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve as a director, as each of the nominees has expressed a willingness to serve if elected.

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BIOGRAPHICAL SUMMARIES OF NOMINEES AND CONTINUING DIRECTORS

Certain information regarding the nominees for election at this year's annual meeting, as well as information regarding the continuing directors whose terms expire in 1997 and 1998, is set forth below. Each of the nominees other than Mr. Corry, Mr. Lee, Dr. Mehrabian, and Mr. Stein was previously elected by the shareholders at the Corporation's 1993 annual meeting of shareholders. Mr. Corry was elected by the shareholders at the Corporation's 1994 annual meeting, Mr. Lee was elected by the Board of Directors in 1993, Dr. Mehrabian was elected by the Board of Directors in 1994 and Mr. Stein was elected by the Board of Directors in 1994 pursuant to the terms of the Dreyfus Merger Agreement.

                    NOMINEES FOR DIRECTOR--TERM EXPIRES 1999


               J. W. Connolly         Director Since 1989            Age 62


               Retired (1993) Senior Vice President, H. J.
               Heinz Company (food manufacturer). Mr.
               Connolly is also a director of Consolidated
               Natural Gas Company. He serves on the
               Corporation's Executive Committee, Audit
               Committee and Human Resources Committee (Vice
               Chairman).


               Charles A. Corry       Director Since 1991            Age 64


               Retired (1995) Chairman and Chief Executive
               Officer, USX Corporation (energy and steel).
               Mr. Corry is a director of USX Corporation and GenCorp. He serves on the Corporation's Executive Committee, Audit Committee, Nominating Committee (Chairman) and Human Resources Committee.

               Pemberton Hutchinson   Director Since 1989            Age 64


               Chairman and director, Westmoreland Coal
               Company (coal mining company). Mr. Hutchinson is a director of Westmoreland Coal Company and The Pep Boys--Manny, Moe and Jack and Teleflex Incorporated. He serves on the Corporation's Nominating Committee, Trust and Investment Committee and Community Responsibility Committee.


               Rotan E. Lee, Esquire  Director Since 1993            Age 46


               Chief Operating Officer, RMS Technologies,
               Inc. (information technology); of Counsel,
               Sherr, Joffe & Zuckerman, P.C. (full service law firm). Prior to 1994, Mr. Lee was a partner with Fox, Rothschild, O'Brien &
               Frankel (full service law firm). Mr. Lee serves on the Corporation's Trust and Investment Committee and Community
               Responsibility Committee.


               Robert Mehrabian       Director Since 1994            Age 54

               President, Carnegie Mellon University (private co-educational research institution). Dr. Mehrabian is also a director of DQE, Duquesne Light Company and PPG Industries, Inc. He serves on the Corporation's Audit Committee and Technology Committee (Chairman).

--------------------------------------------------------------------------------

               Wesley W. von Schack   Director Since 1989            Age 51


               Chairman, President, Chief Executive Officer and director, DQE (energy services company). Mr. von Schack is also a director of Duquesne Light Company and RMI Titanium Company. He serves on the Corporation's Executive Committee, Nominating Committee, Human Resources Committee, Technology Committee and Community Responsibility Committee (Chairman).

              NOMINEE FOR DIRECTOR--TERM EXPIRES 1997


               Howard Stein           Director Since 1994            Age 69


               Chairman and Chief Executive Officer, The
               Dreyfus Corporation. Mr. Stein is also a director of Avnet, Inc. He serves on the Corporation's Executive Committee.

                    CONTINUING DIRECTORS--TERM EXPIRES 1997


               Burton C. Borgelt      Director Since 1991            Age 63

               Chairman of the Board and director, Dentsply
               International, Inc. (manufacturer of
               artificial teeth and consumable dental
               products). Mr. Borgelt is also a director of DeVlieg-Bullard, Inc. He serves on the Corporation's Trust and Investment Committee and Community Responsibility Committee.


               Carol R. Brown         Director Since 1992            Age 62

               President, The Pittsburgh Cultural Trust
               (cultural and economic growth organization).
               Mrs. Brown serves on the Corporation's Audit
               Committee and Community Responsibility
               Committee.


               Frank V. Cahouet       Director Since 1987            Age 63

               Chairman, President and Chief Executive
               Officer of the Corporation and of Mellon Bank, N.A. ("Mellon Bank"). Mr. Cahouet is also a director of Avery Dennison Corporation, Saint-Gobain Corporation and Teledyne, Inc. He serves as Chairman of the Corporation's Executive Committee.


               C. Frederick Fetterolf  Director Since 1984           Age 67

               Retired (1991) President and Chief Operating
               Officer, Aluminum Company of America (aluminum and chemicals). Mr. Fetterolf is also a director of Allegheny Ludlum Corporation, Praxair, CasTech Aluminum Group, Quaker State Corporation, Union Carbide Corporation and Urethane Technologies, Inc. He serves on the Corporation's Executive Committee, Audit Committee (Chairman), Trust and Investment Committee and Community Responsibility Committee (Vice Chairman).

--------------------------------------------------------------------------------

               Andrew W. Mathieson    Director Since 1981            Age 67

               Executive Vice President, Richard K. Mellon and Sons (investments and philanthropy). Mr. Mathieson is also a director of General Re Corporation. He serves on the Corporation's Executive Committee, Nominating Committee (Vice Chairman) and Human Resources Committee (Chairman).


               Seward Prosser Mellon  Director Since 1972            Age 53

               President and Chief Executive Officer, Richard
               K. Mellon and Sons (investments) and Richard
               King Mellon Foundation (philanthropy).

                    CONTINUING DIRECTORS--TERM EXPIRES 1998

               Ira J. Gumberg         Director Since 1989            Age 42


               President, Chief Executive Officer and
               director, J.J. Gumberg Co. (real estate
               management and development). Mr. Gumberg is also a director of Fabri-Centers of America.
               He serves on the Corporation's Executive
               Committee, Audit Committee and Trust and
               Investment Committee (Chairman).


               Edward J. McAniff      Director Since 1994            Age 61

               Partner, O'Melveny & Myers (full service law firm). Mr. McAniff serves on the Corporation's
               Community Responsibility Committee and Trust and Investment Committee.


               David S. Shapira       Director Since 1986            Age 54

               Chairman, Chief Executive Officer and
               director, Giant Eagle, Inc. (retail grocery store chain). Mr. Shapira is also a director of Action Industries, Inc. and Equitable Resources, Inc. He serves on the Corporation's Executive Committee, Audit Committee (Vice Chairman), Trust and Investment Committee and Technology Committee.


               W. Keith Smith         Director Since 1987            Age 61

               Vice Chairman of the Corporation and Mellon
               Bank. Mr. Smith is also a director of Dentsply
               International, Inc. He serves on the
               Corporation's Executive Committee.

--------------------------------------------------------------------------------

               Joab L. Thomas         Director Since 1993            Age 63

               President Emeritus (1995), The Pennsylvania
               State University (major public research
               university). Dr. Thomas is also a director of Blount, Inc. and Lukens, Inc. He serves on the Corporation's Human Resources Committee and Technology Committee.


               William J. Young       Director Since 1964*           Age 67

               Retired President, Portland Cement Association (trade association for the Portland Cement Industry). Mr. Young is also a director of St. Marys Cement Company. He serves on the Corporation's Human Resources Committee, Trust and Investment Committee (Vice Chairman) and Community Responsibility Committee.

* Served as a director of The Girard Company from the date indicated until its merger with the Corporation in 1983.


ACTION BY SHAREHOLDERS

The six nominees for the term expiring in 1999 and the one nominee for the term expiring in 1997 receiving the highest number of votes cast at the annual meeting by all holders of shares of Common Stock will be elected as directors for terms expiring in 1999 and 1997, respectively. A vote indicated as withheld from a nominee will not be cast for such nominee but will be counted in determining the presence of a quorum.

WITH RESPECT TO THE ELECTION OF DIRECTORS (PROXY ITEM 1), THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES.

THE BOARD AND ITS COMMITTEES; DIRECTORS' COMPENSATION

The Board of Directors held 12 regular meetings during 1995. Each incumbent director attended at least 75 percent of the aggregate number of meetings of the Board and of the committees of which he or she was a member during the period served in 1995, with the exception of Messrs. Borgelt and Stein whose attendance was affected by schedule conflicts. With the exception of the Executive Committee, all committees of the Board of Directors are composed of directors who are not officers of the Corporation.

The committees of the Board of Directors and a general description of their respective duties follow:

EXECUTIVE COMMITTEE

The Executive Committee has the power and authority of the Board of Directors to manage the affairs of the Corporation between meetings of the Board of Directors. The Committee also regularly reviews significant corporate matters and recommends action as appropriate to the Board. The Executive Committee met 13 times during 1995.

AUDIT COMMITTEE

The Audit Committee oversees the credit policies, accounting practices, auditing policies, controls and other material financial matters of the Corporation and its subsidiaries. The Committee meets monthly with the head of the Auditing Department of the Corporation and with representatives of the Corporation's independent public accountants at least quarterly, with and without representatives of management present, to review accounting, auditing and financial reporting matters, including the review of audit plans. Appointment of the independent public accountants is made by the Board of Directors upon the recommendation of the Audit Committee and is ratified by the shareholders. The Audit Committee met 11 times during 1995.

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NOMINATING COMMITTEE

The Nominating Committee considers and recommends to the Board of Directors of the Corporation and to the Boards of Directors of its various significant subsidiaries such as Mellon Bank, Mellon Bank (DE), Mellon Bank (MD), Boston Safe Deposit and Trust Company, Mellon PSFS (NJ), Mellon Bank, F.S.B. (together referred to as the "Banks"), The Boston Company and The Dreyfus Corporation, candidates for nomination for election as directors of those respective entities.

The Committee also considers nominees recommended by shareholders for election as directors of the Corporation. To make such a recommendation, a shareholder should submit in writing the name, address and qualifications of the proposed nominee to the Secretary of the Corporation, One Mellon Bank Center, Room 1820, Pittsburgh, Pennsylvania 15258-0001. In addition, the By-Laws of the Corporation set forth specific procedures that, if followed, enable any shareholder entitled to vote in the election of directors to make nominations directly at a meeting of shareholders. The procedures set forth in the By-Laws include a requirement for written notice to the Corporation at least 90 days prior to the anniversary date of the previous year's annual meeting of shareholders.

The Committee also reviews and recommends to the Board of Directors of the Corporation and the Boards of Directors of its various significant subsidiaries policies relating to practices and responsibilities of the Boards of Directors and their various committees and the components of the directors' compensation. The Nominating Committee met one time during 1995.

HUMAN RESOURCES COMMITTEE

The Human Resources Committee establishes the compensation and benefits of the Chairman and Chief Executive Officer and reviews the performance of such senior officers of the Corporation and its subsidiaries as the Committee designates. The Committee also generally advises and assists management in implementing programs designed to assure the selection and development of key personnel and receives and reviews reports on other significant matters and actions taken in connection with the operation and administration of the Corporation's employee benefits plans. The Committee administers the Corporation's Profit Bonus Plan, Long-Term Profit Incentive Plan and Phantom Stock Unit Plan, including the making of awards thereunder. The Committee met 11 times during 1995.

TRUST AND INVESTMENT COMMITTEE

The Trust and Investment Committee has general oversight of the trust and investment activities of the Corporation's subsidiaries. It ensures that assets held in a fiduciary capacity are being administered in accordance with applicable law and regulations. It also acts as a channel independent of management through which auditing and bank examination reports regarding trust and investment activities are presented to the Banks' Boards of Directors. The Committee is also responsible for overseeing the administration of fiduciary responsibilities for the non-bank subsidiaries of the Corporation and has general oversight responsibilities for the trust departments of the Banks. The Committee met nine times during 1995.

COMMUNITY RESPONSIBILITY COMMITTEE

The Community Responsibility Committee has general oversight responsibility for, and may take such action as the Committee deems necessary or desirable in connection with, the Corporation's policy concerning overall compliance with the Community Reinvestment Act ("CRA") and Fair Lending laws. In addition to these oversight responsibilities, the Committee also has specific responsibilities for reviewing the Corporation's overall policy and goals concerning CRA and Fair Lending activities and approving the Bank's Annual CRA Statements, monitoring each Bank's compliance and reviewing reports from each of the Banks concerning their contributions program. The Committee also reviews the examination reports of the Corporation and the Banks by regulatory authorities concerning CRA and Fair Lending compliance and renders a report to the Board with respect thereto. The Committee met four times during 1995.

TECHNOLOGY COMMITTEE

The Technology Committee has general oversight responsibility for, and may take such action as the Committee deems necessary or desirable in connection with, the overall role of technology and its use

--------------------------------------------------------------------------------

throughout the Corporation. It advises and assists management in the formulation and implementation of operating and strategic plans designed to take full advantage of existing and emerging technology. It also monitors the performance of technology throughout the Corporation. The Committee met four times during 1995.

DIRECTORS' COMPENSATION

Each director of the Corporation who does not receive a salary from the Corporation or one of its subsidiaries currently receives a monthly retainer of $2,083 and, in addition, a per meeting fee of $900 for each meeting at which such director renders services to the Corporation, including meetings of shareholders, the Board of Directors or any committee of the Board of Directors on which such director serves, and separate meetings (if any) with senior management of the Corporation at which services are rendered. In addition, each director who serves as a Committee chairman receives a quarterly retainer ranging from $500 to $625, according to the Committee on which he serves. The directors also serve as the Board of Directors of Mellon Bank and are paid a per meeting fee of $900 for attending any meeting of such Board on a day when the Corporation's Board of Directors does not meet. Non-employee directors may defer all or a portion of their fees pursuant to the terms of an elective deferred compensation plan, which pays interest at a rate based on the 120 month moving average rates on 10-year Treasury Notes, plus a premium based on service which is credited retroactively upon termination of service.

In addition, non-employee directors receive stock option grants under the Corporation's Stock Option Plan for Outside Directors (1989) (the "Directors Option Plan"), a formula plan under which options to purchase Common Stock are granted each year on the third business day following the Corporation's annual meeting of shareholders. Currently, the number of shares of Common Stock covered by each grant is equal to 8.1% of the dollar value of the annual retainer for the service year in which the grant is made. Directors (if any) elected during the service year at a time other than the annual meeting of shareholders receive an option grant covering a prorated number of shares but with all other terms identical to those options granted on the regular grant date. All options have a term of 10 years, are not exercisable until one year from the regular grant date (at which time they become fully exercisable), and have an exercise price equal to the closing price of the Common Stock on the New York Stock Exchange on the regular grant date. Options that have not become exercisable are forfeited as of the date the optionee ceases to serve as a director for any reason other than the director's death, disability or completion of term of service. Options that have become exercisable remain exercisable throughout their 10-year term, regardless of whether the optionee is a director at the time of exercise. In April 1995, each of the directors, except Messrs. Cahouet, Smith and Stein, was granted an option covering 2,025 shares of Common Stock at an exercise price of $38.75 per share.

Directors also participate in the Directors' Retirement Plan which is intended to assure that compensation arrangements for directors of the Corporation are adequate to attract and retain highly qualified individuals. Under the Directors' Retirement Plan an eligible director will receive monthly benefits equal to the monthly retainer in effect at his or her time of retirement from the Board for a period equal to his or her total months of service on the Board but no longer than 120 months. Only directors who are not officers of the Corporation are eligible to receive this benefit and a director must serve on the Board for at least five years before this benefit vests. As a result of informal life insurance funding, the program is not expected to result in any material cost to the Corporation.

As part of its overall program to promote charitable giving, the Corporation has also established a Directors' Charitable Giving Program to be funded by Corporation-owned life insurance policies on the directors. Under the program, upon the death of a director, the Corporation will donate up to an aggregate of $250,000 to one or more qualifying charitable organizations designated by the director. The donations are paid by the Corporation over a 10-year period following the director's death and the Corporation is reimbursed for the donation by the life insurance proceeds. A director must have served on the Board for three years to be eligible to participate in the Charitable Giving Program.

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ADVISORY BOARD

The Corporation also enjoys the services of the Advisory Board, whose current members are profiled below. The Advisory Board provides to the Board and management of the Corporation, as requested, general policy advice and assistance on various business matters. Any person who has been a member of the Corporation's Board of Directors or who otherwise demonstrates the abilities required on the Advisory Board, and who has not yet attained the age of 72, is eligible for annual election by the Board of Directors to the Advisory Board. Members of the Advisory Board have demonstrated the experience, ability and willingness to be able to provide valuable advice and assistance to the Corporation. They are regularly invited to participate in meetings and other activities of the Board of Directors but are not entitled to vote or take part in any formal action by the Board. Policies of the Board of Directors generally require that persons who have attained age 68 are not eligible for election to the Board of Directors.

               Howard O. Beaver, Jr.                   Advisory Board Since 1990

               Retired Chairman and Chief Executive Officer, Carpenter Technology Corporation (wrought specialty steel producer). Mr. Beaver served on the Corporation's Board of Directors from 1983 through 1990. Mr. Beaver served as a director of The Girard Company from 1972 until its merger with the Corporation in 1983.


               Alexander W. Calder                     Advisory Board Since 1988

               Retired Chairman, President and Chief
               Executive Officer, Joy Manufacturing Company
               (machinery and equipment). Mr. Calder served on the Corporation's Board of Directors from 1984 through 1988.

               H. Bryce Jordan                         Advisory Board Since 1993

               President Emeritus, The Pennsylvania State
               University. Dr. Jordan served on the
               Corporation's Board of Directors from 1984 through 1993.

               John C. Marous                          Advisory Board Since 1994

               Retired Chairman and Chief Executive Officer, Westinghouse Electric Corporation (electronic products and services). Mr. Marous served on the Corporation's Board of Directors from 1987 through 1994.

--------------------------------------------------------------------------------

               Masaaki Morita                          Advisory Board Since 1992

               Chairman, Sony USA Foundation. Mr. Morita served on the Corporation's Board of Directors from 1991 through 1992.


               Nathan W. Pearson                       Advisory Board Since 1991

               Financial Advisor, Paul Mellon Family
               Interests. Mr. Pearson served on the
               Corporation's Board of Directors from 1972 through 1991. Mr. Pearson also served as Chairman of the Board of Directors in 1987.


               H. Robert Sharbaugh                     Advisory Board Since 1995

               Retired Chairman, Sun Company, Inc. (energy services). Mr. Sharbaugh served on the Corporation's Board of Directors from 1983 through 1995. Mr. Sharbaugh served as a director of The Girard Company from 1972 until its merger with the Corporation in 1983.


               Richard M. Smith                        Advisory Board Since 1994

               Retired Vice Chairman, Bethlehem Steel
               Corporation (integrated steel producer). Mr.
               Smith served on the Corporation's Board of Directors from 1983 through 1994. Mr. Smith served as a director of The Girard Company from 1974 until its merger with the Corporation in 1983.

--------------------------------------------------------------------------------

BUSINESS RELATIONSHIPS; RELATED TRANSACTIONS; CERTAIN LEGAL PROCEEDINGS

Certain directors, executive officers and principal shareholders of the Corporation and their associates were customers of and had transactions with one or more of the Banks or other subsidiaries of the Corporation in the ordinary course of business during 1995. Similar transactions may be expected to take place in the future. Loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility, nor did they present other unfavorable features. The Banks, in the ordinary course of business, also engage in purchases and sales of government and municipal securities and in other money market transactions with certain directors, executive officers and principal shareholders of the Corporation and their associates. In addition, the Banks act as fiduciaries under various employee benefit plans of certain customers, the officers of which are directors of the Corporation and of Mellon Bank.

During 1995, the purchase of goods and services, or the lease of property, by the Corporation, the Banks or other subsidiaries of the Corporation in the ordinary course of business included transactions with various director-related companies and with principal shareholders of the Corporation. The amounts involved in these transactions were in no case material in relation to the business of the Corporation, any of the Banks or any of the other subsidiaries of the Corporation. It is also believed that the amounts involved in such transactions, as well as the transactions themselves, were not material in relation to the business of any such director-related company or principal shareholder and that no director had a material interest in any such transaction.

On August 17, 1992, Phar-Mor, Inc. and a number of its related entities filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Northern District of Ohio (the "Chapter 11 filing"). At the time of the Chapter 11 filing, David S. Shapira, a director of the Corporation, was the Chief Executive Officer and a shareholder of Phar-Mor. On August 29, 1995, the plan of reorganization was confirmed and on September 11, 1995 the plan was consummated and Phar-Mor emerged from bankruptcy proceedings.

Westmoreland Coal Company ("Westmoreland") filed a voluntary petition under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware on November 8, 1994. On December 22, 1994, the plan of reorganization was confirmed and Westmoreland emerged from bankruptcy proceedings. Pemberton Hutchinson, a director of the Corporation, is Chairman of the Board of Directors of Westmoreland and served as an executive officer until his retirement as Chief Executive Officer in June of 1993.

--------------------------------------------------------------------------------
BENEFICIAL OWNERSHIP OF STOCK

DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

The following table sets forth, as of February 15, 1996, the amount of the Corporation's stock beneficially owned by each incumbent director, each nominee and each executive officer named in the Summary Compensation Table appearing on page 15 and by all incumbent directors, nominees and executive officers of the Corporation as a group. Except as otherwise indicated, sole voting power and sole investment power with respect to the shares shown in the table are held either by the individual alone or by the individual together with their spouse.

                                                            Common Stock Owned
Name                                                       Beneficially (1) (2)
-------------------------------------------------------------------------------
Burton C. Borgelt.........................................         13,880
Carol R. Brown............................................          5,275
Frank V. Cahouet..........................................        615,075(3)
J.W. Connolly.............................................         17,688
Christopher M. Condron....................................         33,051
Charles A. Corry..........................................         11,937(4)
Steven G. Elliott.........................................         88,531
C. Frederick Fetterolf....................................         16,390
Ira J. Gumberg............................................         55,106
Pemberton Hutchinson......................................          3,725
Rotan E. Lee..............................................          3,041
Andrew W. Mathieson.......................................         25,864(5)
Edward J. McAniff.........................................          2,847
Martin G. McGuinn.........................................         91,160
Robert Mehrabian..........................................          4,131
Seward Prosser Mellon.....................................        113,486(6)
Keith P. Russell..........................................         41,210
David S. Shapira..........................................         17,367
W. Keith Smith............................................        153,069(7)
Howard Stein..............................................      1,544,882(8)
Joab L. Thomas............................................          8,607
Wesley W. von Schack......................................         22,867
William J. Young..........................................         18,717
Directors, Nominees and Executive Officers as a group (28
persons)..................................................      3,118,698

------
(1) On February 15, 1996, none of the individuals named in the above table, except Mr. Stein, beneficially owned more than 1% of the Corporation's outstanding shares of Common Stock. On that date, Mr. Stein owned beneficially approximately 1.2% and all the directors, nominees and executive officers as a group owned beneficially approximately 2.3% of the Corporation's outstanding Common Stock.

(2) The amounts shown include the following amounts of Common Stock which the indicated individuals and group have the right to acquire within 60 days of February 15, 1996, through the exercise of stock options granted pursuant to the Corporation's stock option plans: Mr. Borgelt, 10,730; Ms. Brown, 2,025; Mr. Cahouet, 101,384; Mr. Condron, 15,765; Mr. Connolly, 15,438; Mr.
    Corry, 9,437; Mr. Elliott, 19,134; Mr. Fetterolf, 14,217; Mr. Hutchinson, 0; Mr. Lee, 2,891; Mr. McAniff, 1,332; Mr. McGuinn, 17,762; Dr. Mehrabian, 2,631; Mr. Russell, 18,375; Mr. Smith, 76,664; Dr. Thomas, 3,207; all other directors 17,217 shares each; and all directors, nominees and executive officers as a group, 529,423 shares. The foregoing totals exclude Mr. Stein whose beneficial ownership is described in footnote (8) below. Shares held in accounts under the Corporation's Retirement Savings Plan, a 401(k) plan, as to which the holders have voting power but not investment power, are also included as follows: Mr. Cahouet, 1,782 shares; Mr. Condron, 195 shares; Mr. Elliott, 1,383 shares; Mr. McGuinn, 1,537 shares; Mr. Russell, 75 shares; Mr. Smith, 1,515 shares; and all executive officers as a group, 10,789 shares.

(3) Of these shares, 158,662 are held in trust for Mr. Cahouet's wife. Mellon Bank is the sole trustee for the trust and Mr. Cahouet has no voting or investment control over such shares and disclaims their beneficial ownership.

                                              (footnotes continued on next page)

--------------------------------------------------------------------------------

(4) Mr. Corry also holds 1,000 shares of Series I Preferred Stock and 6,200 shares of Series K Preferred Stock of the Corporation. These holdings represent less than 1% of the Corporation's outstanding shares of Series I or Series K Preferred Stock.

(5) Mr. Mathieson is a co-trustee with others, including Mellon Bank, and shares voting and investment control for trusts which hold an aggregate of 1,574,566 shares of Common Stock, not shown in the table. In addition, Mr. Mathieson is a general partner, with others, and shares voting and investment control for a limited partnership which holds 6,919 shares of Common Stock, not shown in the table. Mr. Mathieson disclaims beneficial ownership of all such shares.

(6) Mr. Mellon is a general partner of the limited partnership referred to in footnote (5) and shares voting and investment control over the 6,919 shares of Common Stock held by the partnership, which shares are not shown in the table. Mr. Mellon disclaims beneficial ownership of these shares.

(7) Of these shares, 15,000 are held by Mr. Smith's wife. Mr. Smith disclaims beneficial ownership of such shares.

(8) The amount shown includes 82,026 shares which Mr. Stein has the right to acquire within 60 days of February 15, 1996, through the exercise of stock options granted pursuant to The Dreyfus Corporation 1989 NonQualified Stock Option Plan, 251,782 shares held in The Dreyfus Corporation Retirement Profit-Sharing Plan, as to which Mr. Stein has voting and investment power, and 79,215 shares which are held by Mr. Stein's wife. Mr. Stein disclaims beneficial ownership of the shares held by his wife.

PRINCIPAL SHAREHOLDERS

The following table sets forth, to the knowledge of the Corporation, the beneficial owners, as of February 15, 1996, of more than 5% of the outstanding shares of the Corporation's Common Stock.

                                                     Common Stock Owned
                                                         Beneficially
                                                  -------------------------
                                                  Number         Percent of
Name                         Address              of Shares      Class
---------------------------------------------------------------------------
Warburg, Pincus              466 Lexington Avenue
 Capital Company, L.P. (1)   New York, NY 10017   11,015,266     8.20%

Warburg, Pincus              466 Lexington Avenue
 Capital Partners, L.P. (1)  New York, NY 10017    2,074,270     1.54%

------

(1) The sole general partner of Warburg, Pincus Capital Company, L.P. ("WPCC") and Warburg, Pincus Capital Partners, L.P. ("WPCP") is Warburg, Pincus & Co., a New York general partnership ("WP"). Lionel I. Pincus is the managing partner of WP and may be deemed to control it. E.M. Warburg Pincus & Co., Inc. ("EMW"), through a wholly owned subsidiary, manages WPCC and WPCP. WP owns all of the outstanding stock of EMW and, as the sole general partner of WPCC and WPCP, has a 20% interest in the profits of WPCC and WPCP. EMW owns 0.8% of the limited partnership interests in WPCC and 1.5% of the limited partnership interests in WPCP. Pursuant to a Purchase Agreement, dated as of July 25, 1988, among the Corporation, WPCC and WPCP (the "Purchase Agreement"), under which shares of the Corporation's Series D Stock were originally acquired (which shares were converted into Common Stock, pursuant to their terms), WPCC and WPCP are entitled to have a representative attend every meeting of the Board of Directors of the Corporation and each committee of the Board of Directors of the Corporation in an observer capacity. Such representative does not vote or receive any retainer or fee for such attendance.

--------------------------------------------------------------------------------
EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table shows the compensation for the past three years of each of the Corporation's six most highly compensated officers, including the chief executive officer (the "named executive officers").

                                                                                 Long Term
                                                                               Compensation
                                                                    -----------------------------------
                                    Annual Compensation                      Awards          Payouts
                         ------------------------------------------ ------------------------ ----------
                                                       Other Annual Restricted   Securities  LTIP       All Other
Name and                                               Compensation Stock Awards Underlying  Payouts    Compensation
Principal Position       Year Salary ($) Bonus (1) ($) ($)          ($) (1) (2)  Options (#) ($) (3)    ($) (4)
------------------       ---- ---------- ------------- ------------ ------------ ----------- ---------- ------------
Frank V. Cahouet........ 1995  $860,000    $645,000      $11,100      $268,650     173,446   $1,613,127   $244,905
 Chairman, President     1994   826,667     322,500        6,400       136,063     300,402          -0-    284,527
 and Chief Executive     1993   760,000     625,000        6,200           -0-     250,006    2,091,250    190,080
 Officer
W. Keith Smith.......... 1995   408,333     240,000       15,000        99,500         -0-      493,126     36,149
 Vice Chairman           1994   400,000     105,000        8,400        44,706     163,996          -0-     27,450
                         1993   376,537     280,000          900           -0-      34,493      493,125     20,079
Christopher M. Condron.. 1995   313,750     588,036        5,300       134,325      52,350      123,000     19,852
 Vice Chairman           1994   275,000      96,000          -0-        37,000      54,950          -0-    818,792(5)
Steven G. Elliott....... 1995   285,833     183,750        5,300        77,113      14,707      334,330     11,495
 Vice Chairman and       1994   270,000     147,000        2,100        62,200      96,177          -0-      9,285
 Chief Financial         1993   240,000     170,000        1,400           -0-      21,134      342,219     14,231
 Officer
Martin G. McGuinn....... 1995   285,833     168,000        3,600        69,650      15,176      304,000     20,858
 Vice Chairman           1994   270,250     147,000        1,500        62,200      83,313          -0-     27,120
                         1993   241,000     170,000        1,400           -0-      23,789      304,000     21,341
Keith P. Russell........ 1995   285,833     183,750        6,000        77,113         -0-      330,375      6,746
 Vice Chairman           1994   266,250      98,250        2,100        42,763      59,501          -0-      4,124
                         1993   225,000     160,000        1,300           -0-         -0-      416,000      6,800

----
(1) Bonus awards for 1994 and 1995 were payable 75% in cash and 25% in restricted shares of the Corporation's Common Stock or phantom stock units equivalent to restricted shares. Bonus awards for 1993 were paid entirely in cash. In calculating the number of restricted shares or phantom stock units to be awarded as the non-cash portion of the 1994 and 1995 bonus awards, the value of the non-cash portion of the award was divided by the per share fair market value of the Common Stock with the result multiplied by 125% to take into account the financial impact of the restrictions placed on the stock or phantom stock units. The restrictions generally prevent transfer or sale of the stock for a three year period and subject the shares to forfeiture in the event the executive terminates his employment with the Corporation during that three year period. Similarly, phantom stock units would become payable in cash at the end of three years and are subject to forfeiture upon earlier termination of employment. During the restriction period, the executive has full voting rights with respect to restricted shares and receives dividends, or dividend equivalents with respect to phantom stock units, at the same rate as other holders of the Corporation's Common Stock. The aggregate market value of such restricted stock or phantom stock units on the award date is disclosed as Long Term Compensation under "Restricted Stock Awards". Mr. Condron's bonus amount for 1995 also reflects a cash bonus paid in connection with his assumption of additional responsibilities.

(2) The number and value of the aggregate restricted stock and phantom stock unit holdings of each of the named officers at the end of 1995 were as follows: Mr. Cahouet-3,500/$188,125; Mr. Smith-1,150/$61,813; Mr. Condron-
    800/$43,000; Mr. Elliott-1,600/$86,000; Mr. McGuinn-1,600/$86,000; Mr.
    Russell-1,100/$59,125. The preceding restricted stock and phantom stock units were valued using the Common Stock's December 29, 1995 closing price of $53.75 per share on the New York Stock Exchange.

(3) LTIP Payouts, in the form of deferred cash incentive awards were also paid in January of 1996 in connection with the exercise of accelerated stock options, including payments to Messrs. Cahouet,

                                              (footnotes continued on next page)

--------------------------------------------------------------------------------
    Smith, Condron, Elliott, McGuinn and Russell, of $1,944,377, $704,818, $312,516, $554,989, $434,016 and $567,844, respectively. These January, 1996 payments will be recorded as 1996 LTIP Payouts in the Summary Compensation Table included in next year's Proxy Statement.

(4) Includes for 1995 for Messrs. Cahouet, Smith, Condron, Elliott, McGuinn and Russell, respectively, the following compensation amounts: (i) the portion of interest accrued (but not currently paid or payable) on deferred compensation above 120% of the applicable federal long-term rate at the maximum rate payable under the Corporation's Elective Deferred Compensation Plan for Senior Officers, $100,873, $776, $3,286, $3,115, $14,132, -0-;
    (ii) matching contributions under the Corporation's Retirement Savings Plan, a 401(k) plan, $2,700, $3,000, $3,000, $3,000, $3,000, $3,000;
    (iii) the present value of the economic benefit to the executive from corporate premiums paid to purchase split dollar life insurance contracts under the Mellon Bank Senior Executive and Optional Life Insurance Plans, $133,548, $29,975, $12,931, $4,697, $2,870, $3,022; and (iv) cash paid to the executive equal to his imputed income under the Mellon Bank Senior Executive Life Insurance Plan, $7,684, $2,398, $635, $683, $856, $724.

(5) In 1994, Mr. Condron was paid $800,000 to remain with the Corporation pending completion of the Corporation's acquisition of The Boston Company.

OPTION GRANTS IN 1995

Shown below is information on grants of stock options pursuant to the Corporation's Long-Term Profit Incentive Plan (1981) (the "Option Plan") during the year ended December 31, 1995. The Option Plan is administered by the Human Resources Committee of the Board of Directors, which has authority to determine the individuals to whom options are granted and the terms of all grants thereunder. No stock appreciation rights were granted under the Option Plan in 1995. In the event of a change of control of the Corporation, as defined in the Option Plan, all the option grants shown below would become immediately exercisable.

                                      Individual Grants
                         -------------------------------------------
                                    Percent
                         Number of  of Total
                         Securities Options
                         Underlying Granted to Exercise              Grant Date
                         Options    Employees  Price (per Expiration Present
Name                     Granted    in 1995    share) ($) Date       Value ($) (4)
----                     ---------- ---------- ---------- ---------- -------------
Frank V. Cahouet........ 122,008(1)    6.8%      $38.75    10/22/02    $858,460
                          51,438(1)    2.8%       52.00    10/22/02     483,679
Christopher Condron.....   6,614(1)     .4%       49.25    10/20/04      61,765
                           5,736(1)     .3%       49.25     5/23/03      51,999
                          20,000(2)    1.1%      53.375    11/20/05     209,278
                          20,000(3)    1.1%      53.375    11/20/05     138,002
Steven G. Elliott.......   7,827(1)     .4%       52.00    10/22/02      73,598
                           6,880(1)     .4%       52.00    10/20/04      67,842
Martin G. McGuinn.......   7,085(1)     .4%      50.125    10/20/04      67,324
                           8,091(1)     .4%      50.125    10/22/02      73,275

------

(1) Reload options granted in 1995 become exercisable three years after their grant date; provided, however, that if the option holder sells any of the shares acquired on exercise of the underlying option before such date, the entire reload option will expire. The reload option grants shown above would become exercisable as follows: Mr. Cahouet--4/21/98, 10/23/98; Mr. Condron--10/25/98, 10/25/98; Mr. Elliott--10/23/98, 10/23/98; Mr. McGuinn--
    10/30/98, 10/30/98.

(2) Option becomes exercisable annually in thirds beginning on 11/21/96. Reload option rights are attached to each option and reload options will be automatically granted on exercise when the exercise price is paid by delivering or withholding shares of Common Stock; provided the closing price of the Common Stock on the New York Stock Exchange on the date of exercise exceeds the

                                              (footnotes continued on next page)

--------------------------------------------------------------------------------
  exercise price by at least 25 percent. Reload options have an exercise price equal to the closing price of the Common Stock on their grant date and the same expiration date as the underlying option.

(3) Option becomes exercisable in full on 9/21/05. Exercisability may be accelerated to an earlier date at the discretion of the Human Resources Committee based on the Committee's review of the option holder's individual performance. In determining the number of options, if any, to be accelerated in any year, the executive officer's performance is reviewed by the Human Resources Committee. In past years, such performance has been evaluated on the basis of several factors, including the trends indicated by financial performance and the progress made toward the achievement of the longer term goals for the lines of business for which such executive is responsible. A deferred cash incentive award was granted with this option in the amount of the option exercise price. In the event the exercisability of the option is accelerated (except in the event of a change of control), the deferred cash incentive award becomes operative and must be used by the officer to pay the option's exercise price upon exercise; provided however, that such award will only be payable if the Corporation achieves certain pre-established performance goals. The deferred cash incentive award is disclosed in the Long-Term Incentive Plans Table below.

(4) Based on the Black-Scholes model adapted for use in valuing executive stock options. There is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. In determining the Black-Scholes value, the following underlying assumptions were used: (i) stock price volatility represents the standard deviation of the Common Stock over the three year period prior to grant of the option (i.e., from 0.1728 to 0.2142); (ii) dividend yield represents the cumulative dividends per share for the 12-month period prior to grant of the option, divided by the average monthly price of the Common Stock over the same period (i.e., from 4.27% to 4.96%); (iii) the risk-free rate of return represents the average weekly yield on 10-year Treasury Bills over the 52 week period prior to grant of the option as derived from the Value-Line Investment Survey--Selection & Opinion (i.e., from 6.78% to 7.42%);
    (iv) option term represents the period from the date of grant of each option to the expiration of the term of the option; (v) vesting restrictions are reflected by reducing the value of the option determined by the Black-Scholes model by 4% for each full year of vesting restrictions (i.e., by 12% for each of the options being valued), assuming that the option described in footnote (3) does not accelerate.

AGGREGATED OPTION EXERCISES IN 1995 AND YEAR-END OPTION/SAR VALUES

The following table shows information with respect to the exercise of stock options during 1995 by each of the named executive officers and the value of unexercised options and stock appreciation rights ("SARs") on December 31, 1995.

                                                Number of Securities      Value of Unexercised
                                                Underlying Unexercised    In-the-Money Options/SARs
                                                Options/SARs at Year-End  at Year-End ($)(2)
                                                ------------------------- -------------------------
                         Shares      Value
                         Acquired on Realized
Name                     Exercise    ($)(1)     Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- ---------- ----------- ------------- ----------- -------------
Frank V. Cahouet........   271,875   $3,192,257   37,634       794,970    $  632,420   $12,944,760
W. Keith Smith..........    19,125      164,296   55,064       211,675     1,204,299     3,762,785
Christopher M. Condron..    18,315      190,450      -0-       106,940           -0-       984,418
Steven G. Elliott.......    32,213      473,720    1,323       141,882        21,830     2,326,202
Martin G. McGuinn.......    35,250      476,791    4,600       128,678        67,400     2,043,473
Keith P. Russell........    53,500      950,311      -0-        71,251           -0-     1,354,829

------
(1) The "Value Realized" is equal to the difference between the option exercise price and the fair market value of the Common Stock on New York Stock Exchange on the date of exercise. No SARs were exercised during 1995.

(2) The "Value of Unexercised In-The-Money Options/SARs at Year-End" is equal to the difference between the option/SAR exercise price and the Common Stock's December 29, 1995 closing price of $53.75 per share on the New York Stock Exchange.

--------------------------------------------------------------------------------

LONG-TERM INCENTIVE PLANS--AWARDS IN 1995

The following table shows a deferred cash incentive award granted to one of the named executive officers during the year ended December 31, 1995 under the Option Plan. Deferred cash incentive awards are granted only in connection with the grant of certain stock options and become payable only upon the Human Resources Committee's acceleration of the exercisability of the related stock option prior to a date 60 days before its expiration. (See footnote (3) on page 17.) The deferred cash, when paid to the executive, must be used by the executive to pay the exercise price of the related option. Upon acceleration of the option and actual payment of the deferred cash to the executive, such payment is reported in the Summary Compensation Table under LTIP Payouts.

                                                                      Estimated
                                                                      Future
                                                                      Payouts
                                                                      ----------
                                                         Maximum
                                           Number of     Performance
                                           Shares, Units Period Until
                                           or Other      Maturation   Maximum
Name                                       Rights        or Payout    Payout (1)
----                                       ------------- ------------ ----------
Christopher M. Condron....................    20,000       9/21/05    $1,067,500

------
(1) The amount shown represents the aggregate exercise price of the related options granted to the named executive officer. The Human Resources Committee can choose in its discretion to accelerate all, part or none of the stock options related to such award. If such option is not accelerated, no payout of the award is made. Deferred cash incentive awards become payable only if the Corporation achieves performance goals which are established for a calendar year or longer period by the Human Resources Committee. Performance goals are based on one or more business criteria (including return on equity, return on assets, net income and earnings per share) as defined by the Committee. The Committee retains the discretion to reduce (but not to increase) the portion of any deferred cash incentive award which would otherwise be payable for any calendar year based on achieving such performance goals.

PENSION PLAN TABLE

The following table sets forth the estimated annual benefits payable on a single-life annuity basis on retirement at age 65 pursuant to the retirement plans of the Corporation and Mellon Bank to participating employees, including officers, in specified compensation and years-of-service classifications. The credited years of service for Messrs. Cahouet, Smith, Condron, Elliott, McGuinn and Russell are, 9, 9, 17, 9, 15 and 4, respectively. Benefits are determined based upon average base salary for the five years of highest compensation during the 10 years preceding retirement.

                Estimated Annual Pension for Representative Years of Credited Service
                -----------------------------------------------------------------------
Average Annual
Base Salary     10          15          20          25          30          35
---------------------------------------------------------------------------------------
$  200,000      $    28,500    $ 43,000    $ 57,000    $ 71,500    $ 86,000    $100,000
   300,000           43,500      65,500      87,000     109,000     131,000     152,500
   400,000           58,500      88,000     117,000     146,500     176,000     205,000
   500,000           73,500     110,500     147,000     184,000     221,000     257,500
   600,000           88,500     133,000     177,000     221,500     266,000     310,000
   700,000          103,500     155,500     207,000     259,000     311,000     362,500
   800,000          118,500     178,000     237,000     296,500     356,000     415,000
   900,000          133,500     200,500     267,000     334,000     401,000     467,500
  1,000,000         148,500     223,000     297,000     371,500     446,000     520,000

Payment of the amounts shown in the table is subject to annual limitations imposed by the Internal Revenue Code on tax-qualified plans. To the extent the benefits set forth above exceed these limitations, benefits will be paid pursuant to nonqualified supplemental plans maintained by the Corporation and Mellon Bank.

--------------------------------------------------------------------------------

SUPPLEMENTAL RETIREMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

In order to attract and motivate senior executives and to encourage such executives to remain with the Corporation and its affiliates, the Corporation has provided certain of the named executive officers with retirement and/or death benefits, as described below, supplementing those available under the retirement plans described above.

Mr. Cahouet

Under the terms of his employment agreement with Mellon Bank (discussed below), Mr. Cahouet will be entitled to receive an unfunded supplemental retirement benefit. The supplemental benefit is calculated on an unreduced 50% joint and survivor basis and would be a monthly amount equal to Mr. Cahouet's Final Average Compensation (as defined below) multiplied by a Compensation Percentage (defined below) and reduced by the total monthly amount of benefits provided to him under all retirement plans maintained by the Corporation and Mellon Bank. "Final Average Compensation" means the average monthly amount of Mr. Cahouet's base salary and any bonus award for the 36 consecutive months within the term of his employment agreements that produce the highest average amount. "Compensation Percentage" means 50% plus 2.5% for each full year of employment which Mr. Cahouet has completed under his current employment agreement (discussed below). If Mr. Cahouet's termination of employment with the Corporation were due to his death prior to the commencement of the payment of the supplemental benefits under his employment agreement, his spouse would be entitled to a pre-retirement death benefit, payable in the form of a lifetime annuity, equal to the benefit that would have been payable had he retired immediately prior to death assuming election of an unreduced 50% joint and survivor annuity. If Mr. Cahouet retires after age 65, he will be entitled for the period after he attains age 65 until his actual retirement date to receive both (A) an actuarial increase in the gross supplemental retirement benefit which would have been payable to him if he had retired when he attained age 65 and (B) an additional incremental gross supplemental retirement benefit, without actuarial increase, based on his additional service and increase, if any, in his Final Average Compensation subsequent to attaining age 65. For purposes of determining the benefit described in clause (A), Final Average Compensation may be determined based on Base Salary for the 36 consecutive months from June 1, 1994 to May 31, 1997 and bonus awards paid to Mr. Cahouet for work performed in the 36-month period from January 1, 1995 to December 31, 1997, if such base salary and bonus awards result in a higher Final Average Compensation. Based on his 1995 compensation, and assuming retirement at age 65 or at the end of the term of his employment agreement, supplemental retirement benefits payable to Mr. Cahouet under the agreement are estimated at approximately $948,000 or $1,193,000, respectively, per year.

Mr. Smith

Under the terms of his employment agreement with Mellon Bank (discussed below), Mr. Smith is entitled to receive an unfunded supplemental retirement benefit equal to the difference between the amounts to which he is entitled under the retirement plans included in the above Pension Table (the "Corporation Retirement Benefits") and the amount of Corporation Retirement Benefits he would receive if he were credited with 8 years of additional service to the Corporation and his final average compensation under the retirement plans were to include base salary and any bonuses awarded to him by the Corporation in the relevant years. Mr. Smith's employment agreement also provides that he may earn additional credit for up to five years of service based on, and in addition to, his actual service with the Corporation and its subsidiaries after August 1, 1994 through his retirement date. Currently, Mr. Smith is deemed to have 18 years of service for purposes of calculating his benefits under the retirement plans and his supplemental retirement agreement.

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

Mr. Cahouet

In connection with Mr. Cahouet's appointment in June 1987 as the Chairman and Chief Executive Officer and a director of the Corporation and Mellon Bank, Mr. Cahouet entered into an employment agreement with Mellon Bank which had a term lasting until July 25, 1993. In July of 1993, Mr. Cahouet entered into a new employment agreement with Mellon Bank with a termination date of May 31, 1997, and in 1995 this termination date was extended to December 31, 1998. The current

--------------------------------------------------------------------------------

employment agreement provides, among other things, for an annual base salary of $760,000, subject to periodic increases which must take into consideration the salaries of the chief executive officers of the 10 largest bank holding companies in the United States, life insurance in the amount of twice his annual salary, perquisites appropriate to his position, including club memberships, physical examinations and personal financial planning services, and the supplemental retirement benefits described above. The employment agreement was amended in 1995 to provide Mr. Cahouet with certain additional supplemental retirement benefits, described above, which become payable if he retires after age 65. The bank holding companies against whose chief executive officers Mr. Cahouet's salary is measured are included in both the Standard & Poor's 500 Stock Index and the KBW 50 Index used to prepare the Corporation's Performance Graph shown on page 21. The agreement also provides that, if Mr. Cahouet's employment is terminated other than for cause, he will receive full salary and benefits until the expiration of its term and a pro-rated portion of any bonuses for the year of termination. If Mr. Cahouet's employment is terminated for cause or Mr. Cahouet terminates his employment for reasons other than a constructive discharge, permanent disability or retirement, he will receive any benefits that may have vested prior to such termination under the supplemental retirement provisions of his employment agreement or under the terms of the Corporation's generally applicable employee benefit plans. The terms of the agreement prohibit "excess parachute payments" by the Corporation, as defined under Section 280G of the Internal Revenue Code.

Mr. Smith

In connection with Mr. Smith's appointment in July 1987 as Vice Chairman and Chief Financial Officer and a director of the Corporation and Mellon Bank, Mr. Smith entered into an employment agreement with Mellon Bank which had a term lasting until July 25, 1993. In July of 1993, Mr. Smith entered into a new employment agreement with Mellon Bank with a termination date of July 31, 1996. It provides, among other things, for an annual base salary of $400,000, subject to periodic increases, perquisites appropriate to Mr. Smith's position, including club memberships, physical examinations and personal financial planning services, and the supplemental retirement benefits described above. The agreement also provides that if Mr. Smith's employment is terminated other than for cause, he will receive full salary and benefits until one year after the expiration of its term and a pro-rated portion of any bonuses for the year of termination. If Mr. Smith's employment is terminated for cause or Mr. Smith terminates his employment for reasons other than a constructive discharge, permanent disability or retirement, he will receive any benefits that may have vested prior to such termination under the supplemental retirement provisions of the agreement or under the terms of the Corporation's generally applicable employee benefit plans. The terms of the agreement prohibit "excess parachute payments" by the Corporation, as defined under Section 280G of the Internal Revenue Code.

OTHER COMPENSATION

Displacement Policy and Changes in Control

Under the Corporation's Employee Displacement Program, employees of the Corporation, including the named executive officers, may receive certain benefits if their employment with the Corporation is terminated due to technological changes or other business reasons not related to individual performance. Such benefits may include temporary assignments, placement assistance, benefits continuation and/or severance payments based upon years of service. The program is subject to revision or termination at the Corporation's discretion at any time.

In addition to any other benefits available to employees under other severance policies, all employees, including the named executive officers, are entitled to 12 months of base salary and benefit continuation if they are terminated, other than for good cause, within three years after a change in control of the Corporation. Such benefits would offset amounts due to Mr. Cahouet and Mr. Smith under the terms of their employment contracts upon termination after a change in control. In addition, if a change in control of the Corporation occurs, employees will have a nonforfeitable right to their accrued benefits under Mellon Bank's tax-qualified retirement plan and will be entitled to certain increased retirement benefits if the retirement plan's assets exceed its liabilities at the time the change in control occurs. These rights to salary and benefit continuation and increased retirement benefits may not be amended after the occurrence of such a change in control.

--------------------------------------------------------------------------------

PERFORMANCE GRAPH

Set forth below is a line graph comparing the cumulative total shareholder return on the Corporation's Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends, with the cumulative total return of companies on the Standard & Poor's 500 Stock Index and the KBW 50 Index. The KBW 50 Index, available from Keefe, Bruyette & Woods, Inc., is a market-capitalization-weighted bank-stock index made up of 50 of the nation's most important banking companies including all money-center and most major regional banks. The Corporation is included in the KBW 50 Index.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
         Among S&P 500 Index, KBW 50 Index and Mellon Bank Corporation.




                              [INSERT CHART HERE]

                                                           December 31,
                                                   -----------------------------
                                                   1990 1991 1992 1993 1994 1995
                                                   ---- ---- ---- ---- ---- ----
Mellon Bank Corporation........................... 100  154  242  249  225  415
S&P 500 Index..................................... 100  131  141  155  157  215
KBW 50 Index...................................... 100  158  202  213  202  325

* Assumes that the value of the investment in the Corporation's Common Stock and each index was $100 on December 31, 1990 and that all dividends were reinvested.

--------------------------------------------------------------------------------

COMPENSATION COMMITTEE REPORT

INTRODUCTION

The Corporation's Human Resources Committee (the "Committee") is composed entirely of independent outside directors. The Committee has among its duties the responsibility for establishing and reviewing the compensation and benefits of the senior managers of the Corporation and its subsidiaries, including the compensation of the Chairman and the other named executive officers. The Committee actively advises and assists management in formulating and in implementing policies designed to assure the selection, development and retention of key personnel.

Under the guidance of the Committee, the Corporation's compensation policies have been cast within the larger framework of managing the Corporation towards overall enhanced profitability and increased shareholder value. Accordingly, two principles underlying the Corporation's compensation policy for all senior managers, including the Chairman and the other named executive officers, are (i) aligning the financial interests of senior managers with those of the Corporation's shareholders and (ii) paying for corporate and individual performance. These principles are reflected in the structure of the Corporation's compensation program for senior managers which consists of three basic components: base salary, awards under the annual Profit Bonus Plan (the "Bonus Plan") and awards under the Long-Term Profit Incentive Plan (1981) (the "Option Plan"). In creating this structure, the Committee has consciously placed an increasing emphasis on the "at risk" elements of compensation for senior managers. As a result, base salaries are generally set somewhat below the market with the senior managers and the Corporation both relying to a larger degree on the incentive components of the Bonus Plan and the Option Plan. There were no changes made during 1995 in either the Corporation's overall compensation policy for senior managers or in the implementation of that policy.

Awards under the Corporation's incentive plans are tied to corporate, business unit and individual performance. The accomplishment of the goals and objectives woven throughout the Corporation's operating and strategic plans are at the core of the basis for making awards under the Bonus Plan and the Option Plan and, except where performance goals have been set under the Option Plan, there is no formal weighting of various factors. Together, the plans provide the Committee with the flexibility to grant awards in a manner that is believed by the Committee to encourage managers to continually focus on building high quality profitability and long-term shareholder value. In 1994 the Committee took action to limit the payment of deferred cash incentive awards under the Option Plan to those situations where certain preestablished performance goals set by the Committee have been achieved. The Long-Term Profit Incentive Plan
(1996) submitted to the shareholders for approval at this annual meeting extends the application of preestablished performance goals to performance units and performance-based restricted stock awarded under the Option Plan. Where such performance goals have been set, payments cannot be made under the Option Plan if the goals are not achieved and the Committee may apply its discretion, where the goals have been met, only to decrease the preestablished amount of the award. These actions have been taken so that the amounts paid to executive officers under such awards will qualify for the "performance based compensation" exception to the cap on deductibilty of executive compensation set forth in the regulations adopted under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

BASE SALARY

In December, 1995 the Committee reviewed and took action to increase the base salaries for five of the named executive officers. In considering the recommendations for increases in the base salaries of the named executive officers, the Committee reviewed the performance of each officer against various objectives, including performance against the business plans to date for 1995 for those lines of business for which he was responsible. The Corporation's business plans and the elements thereof applicable to its various lines of business include financial performance targets such as: income, expense, asset quality, operating margin, return on assets and return on capital, as well as strategic development imperatives. One of the executive officers also assumed significant additional responsibilities during the year and this was considered in setting his salary. In addition to such evaluations, the Committee considered the recommendations for increases in base salary for those officers within the parameters established by compensation data based on surveys of comparable executive officers of nine other financial institutions similar to the Corporation in terms of size,

--------------------------------------------------------------------------------
and/or the mix of its lines of business. These comparative financial institutions are included within the KBW 50 Index used for the Performance
Graph on page 21.

The base salary for the Chairman was last increased in May of 1994 and remained unchanged during 1995. The Chairman's base salary is established pursuant to his employment contract. The contract requires that when setting the salary of the Chairman, the Committee must take into consideration the salaries of the chief executive officers of the ten largest bank holding companies in the United States. These institutions are included within the KBW 50 Index. In 1995, the term of the Chairman's employment contract was extended through the end of 1998 and certain increased supplemental retirement benefits were agreed to if he retires after age 65. (See "Supplemental Retirement Agreements with Named Executive Officers" and "Employment Agreements With Named Executive Officers" on pages 19-20).

OPTION PLAN AWARDS

In addition to conducting evaluations in connection with base salary actions taken in 1995, the Committee also reviewed the performance of senior managers, including the Chairman and the other named executive officers, in the context of examining the long-term incentive component of total compensation. One of the named executive officers received a grant of options in recognition of his assumption of significant additional responsibilities during the year. The number of options previously held by the officer was considered in determining the number of shares to be granted. Historically, the Committee reviews the performance of senior managers annually and within its discretion considers whether the exercise date for certain previously granted options should be accelerated. As provided for in the Option Plan, the exercise of these accelerated options is intended to include the payout of a deferred cash incentive award to the optionee in an amount equal to the exercise price for such options. The optionee must use the cash award to pay the option exercise price of such accelerated options. Such acceleration, and payment of the attendant deferred cash incentive awards, are a significant element of the incentive component of total compensation for the Corporation's senior managers.

As discussed above, the Committee has taken action to tie the payment of deferred cash incentive awards to the achievement of preestablished corporate level performance goals. Accordingly, in February of 1994, the Committee adopted performance goals applicable to the calendar year 1994 which must have been achieved in order for a set percentage of the outstanding deferred cash incentive award to be earned. The performance goals required the achievement of certain levels of core net income available to Common Stock, earnings per share of Common Stock or core return on common equity. The required levels were achieved for 1994 and, accordingly, in February of 1995 the Committee certified the achievement of the performance goals and the payment of the deferred cash incentive awards in the amount of one-fourth of any such outstanding award granted to the named executive officers. These awards are disclosed in the LTIP Payout column on the "Summary Compensation Table" on page 15. Similarly, in February of 1995, the Committee adopted performance goals applicable to the calendar year 1995 which required the achievement of certain levels of core net income available to Common Stock, earnings per share of Common Stock or core return on common equity. In January of 1996, the Committee certified the performance goals for 1995 to have been achieved, and the deferred cash incentive awards were paid in amounts of up to one-fourth of the outstanding awards granted to the named executive officers.

BONUS PLAN AWARDS

The Committee considered and approved bonus awards for 1995 for the Corporation's senior managers, including the Chairman and the other named executive officers, which were payable 75% with cash and 25% with restricted shares of the Corporation's Common Stock or phantom stock units. Phantom stock unit grants are equivalent in value to restricted share grants and increase or decrease in accordance with the Common Stock. Upon vesting, however, phantom stock units are payable entirely in cash which is deferred into the Corporation's Elective Deferred Compensation Plan for Senior Officers. The Committee took into consideration the deferral strategies of the officers, among other factors, when making the grants.

In connection with making awards under the Corporation's Bonus Plan for 1995, the Committee again examined the performance of its senior managers. This review focused on the individual performance of each officer for full year 1995 and on the Corporation's overall performance in

--------------------------------------------------------------------------------

achieving the objectives of its 1995 operating plan and taking significant steps in the execution of its strategic plan. Each officer was evaluated based in significant measure upon the performance against the 1995 business plan for the lines of business for which he was responsible including the achievement of financial targets such as income, expense, asset growth, operating margin and return on capital. In determining the Chairman's Bonus Plan award for 1995, the Committee evaluated the Chairman within the context of the year experienced by the Corporation in terms of achieving the objectives of its 1995 operating plan, as well as the Chairman's leadership in the planning and implementation of the strategic and operating initiatives to position the Corporation to increase further the long-term value of the Corporation's franchise. The results of each officer's evaluation was then applied to a matrix correlating the numerical rating from his performance evaluation and his office or position to yield a target Bonus Plan award ranging from zero percent to 70% of base salary. One of the executive officers assumed significant additional responsibilities during the year, which was considered in determining his bonus and resulted in a higher award. In recognition of the Chairman's leadership during 1995, a year that saw the Corporation's best annual earnings performance ever, the Chairman's Bonus Plan award for 1995 was increased to 100% of his base salary.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

As part of the Omnibus Budget Reconciliation Act of 1993 (the "Act"), Section 162(m) limiting the deductibility of executive compensation for officers of public companies was added to the Code. In December 1995, the Internal Revenue Service issued final regulations defining the "performance-based compensation" exception to Section 162(m)'s general disallowance of the ordinary business expense deduction for compensation in excess of $1 million paid to a company's chief executive officer and each of the next four most highly compensated executive officers. In light of the Act and the then proposed regulations, the Committee took action in 1994 as discussed above to limit the payment of deferred cash incentive awards under the Option Plan so that amounts paid to executive officers as deferred cash incentive awards would qualify for the performance-based compensation exception as set forth in the proposed regulations. The Long-Term Profit Incentive Plan (1996), which is being presented for shareholder approval, has been designed to allow the Committee, in its discretion, to grant incentive compensation awards that comply with the final regulations.

The Corporation and the Committee will continue to examine the issue of deductibility of executive compensation within the context of the overall operation of the Corporation's compensation plans and will consider what additional actions should be taken, if any, to operate the compensation plans in a tax effective manner. The Committee will examine carefully any compensation proposal or program if there is a reasonable likelihood that the Corporation would lose a deduction as a consequence of its adoption.

The foregoing report is presented by the Human Resources Committee of the Board of Directors.

     Andrew W. Mathieson, Chairman      Joab L. Thomas
     J. W. Connolly, Vice Chairman      Wesley W. von Schack
     Charles A. Corry                   William J. Young

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE LONG-TERM PROFIT INCENTIVE PLAN (1981) (PROXY ITEM 2)

Upon the recommendation of the Human Resources Committee (the "Committee"), the Board of Directors has adopted, subject to shareholder approval, the Long-Term Profit Incentive Plan (1996) (the "Option Plan"), an amendment and restatement of the Long-Term Profit Incentive Plan (1981) (the "1981 Plan"). The major changes to the 1981 Plan are as follows:

1. an increase of 6,200,000 in the total number of shares of Common Stock reserved for future issuance pursuant to awards;

2. limitation of future awards of restricted stock to a total of 1,000,000 shares;

3. limitation of annual awards of options or stock appreciation rights to any one participant to a maximum of 1,000,000 shares;

4. limitation of annual payments under performance units to any one participant to a maximum of $1,000,000; and

--------------------------------------------------------------------------------

5. adoption of criteria for performance goals the particular terms of which may be set by the Committee in connection with the issuance of deferred cash incentive awards, performance units and performance-based restricted stock.

REASONS FOR THE AMENDMENTS

The Board of Directors believes that in order to continue to attract, retain and reward valuable personnel, it is important for the Corporation to grant long-term, stock-based incentive compensation awards to its key employees. The two principles underlying the Corporation's compensation policy for all senior managers are (i) aligning the financial interests of senior managers with those of the Corporation's shareholders and (ii) paying for corporate and individual performance. Implementing this philosophy places an increasing emphasis on the "at risk" elements of compensation, and the function of the Option Plan in providing such compensation has become increasingly important. The principles applicable to senior managers carry over to the compensation of all key employees.

The 1981 Plan currently provides that 13,500,000 shares of Common Stock are reserved for issuance. As of January 31, 1996, approximately 1,300,000 shares remained available for future awards. Also on that date, options covering approximately 7,100,000 shares were outstanding of which approximately 2,130,412 were exercisable. In order to continue to provide long-term, stock based incentives to the Corporation's key employees, it is now necessary to increase the authorized shares available under the Plan. Therefore, the Board recommends that 6,200,000 additional shares of Common Stock be reserved under the Option Plan for issuance pursuant to future grants.

In addition, the Board of Directors has determined that the 1981 Plan should be revised to comply with the final regulations adopted under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") in December of 1995. The changes to the 1981 Plan listed in 3-5 above will give the Committee the flexibility to grant awards that qualify for the performance-based exception to the limits on deductibility of executive compensation under Section 162(m) of the Code. Other changes to the format of the awards will update the Option Plan and permit the Committee to continue to grant awards which will encourage managers to focus on building high quality profitability and long-term shareholder value.

The description of the Option Plan set forth below is a summary, does not purport to be complete and is qualified in its entirety by reference to the provisions of the Option Plan, a copy of which is attached hereto as Annex A.

SUMMARY OF AMENDED AND RESTATED PLAN

Purposes. The purposes of the Option Plan are to promote the growth and profitability of the Corporation and its affiliates by providing officers and other key executives with incentives to achieve long-term corporate objectives, to attract and retain officers and other key executives of outstanding competence, and to provide such key employees with an equity interest in the Corporation.

Administration. The Option Plan is administered by the Committee, each member of which shall at the time of any action under the Plan be a "disinterested person" as then defined under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and an "outside director" as then defined under Section 162(m) of the Code. The Committee has the authority under the Option Plan, among other things, to grant awards, prescribe limitations, restrictions and conditions upon awards, adopt, amend and rescind rules and regulations and interpret the Option Plan.

Participation. The Committee may grant awards under the Option Plan to any eligible employee. Eligible employees include any full-time corporate officer, key executive, administrative or professional employee of the Corporation or any of its affiliates. Affiliates of the Corporation include any corporation, limited partnership or other organization in which the Corporation owns, directly or indirectly, 50% or more of the voting power. In practice, awards have been granted to a group of approximately 1,100 employees, including employees who are considered to have a high potential for contributing to the future success of the Corporation.

Authorized Shares. The aggregate number of shares of Common Stock reserved for issue under the Option Plan on and after its effective date will be 14,600,000 shares. The effective date for the Option Plan will be April 16, 1996, the date of expected approval by the Corporation's shareholders. The

--------------------------------------------------------------------------------

aggregate total of 14,600,000 shares of Common Stock will cover (i) approximately 7,100,000 shares to be issued pursuant to options outstanding and unexercised on the effective date, (ii) approximately 1,300,000 shares previously authorized for issuance under the 1981 Plan and remaining available for future awards, and (iii) approximately 6,200,000 additional shares for future awards. The aggregate number of shares that may be issued as restricted stock under the Option Plan, after the effective date, will be limited to 1,000,000 shares.

For purposes of determining how many shares have been issued under the Option Plan, the following will be counted against the total number of shares of Common Stock reserved for issuance; (i) shares actually issued upon exercise of an option, except that when options are exercised by the delivery of shares of Common Stock (including withholding shares on exercise) the charge against the total is limited to the net new shares of Common Stock issued; (ii) shares actually issued upon exercise of a stock appreciation right, (iii) shares actually issued upon payment of a performance unit, and (iv) shares of Common Stock that are granted as restricted stock. Shares of Common Stock that are subject to an option which for any reason either terminates unexercised or expires, except by reason of exercise of a related stock appreciation right, and shares of restricted stock that are surrendered or forfeited to the Corporation shall again be available for issuance under the Option Plan. Shares of Common Stock issued pursuant to awards may be newly issued shares or shares which have been reacquired by the Corporation and are held in treasury. On February 15, 1996, the closing price of a share of Common Stock on the New York Stock Exchange was $54.25.

Adjustments. The Option Plan provides that if there is any change in the Common Stock by reason of any stock split, stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, or any other similar transaction, the number and kind of shares available for grant or subject to or granted pursuant to an outstanding award and the price thereof, and any other numeric limitations under the Option Plan, shall be appropriately adjusted by the Committee or the Board of Directors.

Amendments. The Committee or the Board may at any time terminate or amend the Option Plan as it may deem advisable. Any such action may be taken without the approval of the Corporation's shareholders, but only to the extent that shareholder approval is not required by applicable law or regulation, including Rule 16b-3 of the Exchange Act, or the rules of any stock exchange on which the Common Stock is listed. The termination or amendment of the Plan shall not, without the consent of a participant, adversely affect such participant's rights under an award previously granted.

Change of Control. Upon the occurrence of a Change in Control Event, as defined under the Option Plan, outstanding options and SARs (unless expressly provided otherwise in the agreement) will become fully exercisable, restrictions placed upon restricted stock will lapse, and if provided in the agreement evidencing the award, outstanding deferred cash incentive awards will become payable.

AUTHORIZED AWARDS

Performance Goals. Performance goals shall be established by the Committee in connection with the grant of performance units and deferred cash incentive awards and may be established in connection with the grant of restricted stock. Performance goals shall be established by the Committee in compliance with
Section 162(m) of the Code covering a performance period set by the Committee and based on maintenance of or changes in one or more of the following objective business criteria: earnings or earnings per share; return on equity, assets or investment; revenues; expenses; stock price; market share; charge-offs; or non-performing assets. Performance goals may be applicable to a business unit or to the Corporation as a whole and need not be the same for each type of award or for each individual receiving the same type of award. The Committee may retain the discretion to reduce (but not to increase) the portion of any award which will be earned based on achieving performance goals.

Stock Options and SARs. Stock options may be granted as nonqualified options or incentive stock options qualified under Section 422 of the Code. Options are granted with terms not exceeding 10 years from the date of grant and generally become exercisable pursuant to a vesting schedule set at the time of grant, although the Committee retains the discretion to accelerate exercisability. The exercise price for any option may not be less than 100% of the fair market value per share of the Common Stock on the date of grant. The exercise price of an option, including required withholding taxes, may be paid by a participant in cash or in shares of Common Stock, including shares which are withheld at the direction of the participant upon exercise of the option. Where the exercise price is

--------------------------------------------------------------------------------

paid in shares of Common Stock, the shares, or an equivalent number of shares where shares are withheld, must have been owned by the participant for six months or longer prior to delivery to the Corporation.

Reload option rights may be awarded in conjunction with any grant of options and entitle the participant upon exercise of that option through the delivery or withholding of shares of Common Stock, to automatically be granted on the date of such exercise a new reload option for a number of shares not greater than the number of shares delivered or withheld, including shares delivered or withheld in payment of the exercise price and withholding taxes. Reload options have an exercise price not less than the fair market value of the Common Stock on the date of grant, an expiration date not later than the expiration date of the original option and other terms which are permissible for the grant of any other stock option under the Option Plan. Reload option rights may be granted in conjunction with reload options. Reload option rights outstanding under the 1981 Plan provide that reload options will only be issued if the closing price of the Common Stock on the New York Stock Exchange on the date of exercise exceeds the exercise price by at least 25 percent. Outstanding reload options vest in full three years after their date of grant and do not carry reload option rights.

Stock appreciation rights ("SARs"), which may be granted in tandem with options or on a stand-alone basis, entitle participants to receive upon exercise the difference between the fair market value on the date of exercise of the shares of Common Stock subject to the SAR and the designated base price. The base price for any SAR may not be less than 100% of the fair market value per share of the Common Stock on the date of grant. In the sole discretion of the Committee, the Corporation may pay all or any part of its obligation arising out of a SAR exercise in cash, shares of Common Stock or some combination thereof.

Both options and SARs are generally exercisable for two years after retirement after age 55 with the consent of the Corporation or termination of employment due to death or disability, to the extent that they were exercisable upon termination of employment. If termination of employment occurs after the occurrence of a Change in Control Event and is "without cause", as defined in the Option Plan, options and SARs remain exercisable for one year thereafter. Otherwise, options and SARs will generally terminate on termination of employment unless otherwise determined by the Committee and provided in the option or SAR agreement. The Committee has the authority to grant longer post-employment exercise periods, including through the remaining term of the option. However, no option or SAR may be exercised after the end of its original term. The maximum number of shares of Common Stock available for grants of options or SARs to any one participant under the Option Plan during a calendar year may not exceed 1,000,000 shares. This maximum limitation shall be interpreted and applied in a manner consistent with Section 162(m) of the Code.

Deferred Cash Incentive Awards. Deferred cash incentive awards may be granted in conjunction with all or any part of an option either at the time the option is granted or at any time thereafter during the term of the option. Except in the event of death, disability or the occurrence of a Change in Control Event, any deferred cash incentive award only becomes earned and payable if the Corporation achieves performance goals which are established for a performance period (which must be a calendar year or longer) by the Committee in compliance with Section 162(m) of the Code. A deferred cash incentive award entitles the participant to receive from the Corporation at the time the related option is exercised an amount of cash equal to the exercise price of the option (i.e., the fair market value of the Common Stock subject to the option on the date of grant). Under no circumstances may a deferred cash incentive award be applied to any purpose other than the payment of the exercise price of a properly exercised related option. No participant may in any calendar year receive payment of deferred cash incentive awards with respect to options for more than 750,000 shares of Common Stock. The Committee may reduce (but not increase) the amount payable, provided the applicable performance goals have been met.

Performance Units. Performance units represent the right of a participant to receive shares of Common Stock or cash at a future date upon the achievement of performance goals which are established for a performance period (which may be less or more than one calendar year) by the Committee in accordance with
Section 162(m) of the Code. In the sole discretion of the Committee, the Corporation may pay all or any part of its obligation under a performance unit in (i) cash, (ii) shares of Common Stock or (iii) cash and shares of Common Stock. No more than $1,000,000 may be paid in cash or fair market value of Common Stock (valued no later than three days after the date the Committee certifies the achievement of the performance goals) under all performance units paid

--------------------------------------------------------------------------------
to any one participant during a calendar year. The Committee may reduce (but not increase) the amount payable under any performance unit, provided the applicable performance goals have been met.

Restricted Stock. Restricted stock awards cover shares of Common Stock which are registered in the participant's name upon grant. The participant generally enjoys all the incidents of stock ownership with respect to such shares, including the right to receive cash dividends and to vote the shares. However, the participant may not sell, transfer, assign or otherwise encumber or dispose of the shares until the restrictions have lapsed. The lapse of the restrictions may be conditioned on the fulfillment of one or more employment or performance based conditions, which may or may not include the achievement of performance goals which are established for a performance period (which may be less or more than one calendar year) by the Committee in accordance with Section 162(m) of the Code. The compensation payable to a participant upon the achievement of performance goals is equal to the fair market value of a share of Common Stock for each share of restricted stock covered by the award. No individual may in any one calendar year receive payment of a performance based restricted stock award covering more than 100,000 shares of Common Stock. Transfer restrictions will also generally lapse upon death, disability, retirement after age 55 with the written consent of the Corporation (except in the case of performance based restricted stock) and the occurrence of a Change in Control Event.

NEW PLAN BENEFITS

The selection of participants who will receive awards under the Option Plan, if it is approved by the shareholders, and the size and type of awards are generally to be determined by the Committee in its discretion. Such future grants are not presently determinable, and it is not possible to predict the benefits or amounts that will be received by or allocated to particular individuals or groups in 1996.

The following table shows deferred cash incentive awards granted under the 1981 Plan but not yet accelerated by the Committee upon achieving performance goals and reload options which may be granted on the qualifying exercise of stock options previously granted and outstanding under the 1981 Plan as of February 15, 1996.

                                  OPTION PLAN

                                        Options With
                                        Deferred Cash        Options With
                                      Incentive Awards   Reload Option Rights*
                                     ------------------- ---------------------
                                     Number    Maximum
                                       of      Dollar
Name and Position                    Shares     Value      Number of Shares
-----------------                    ------- ----------- ---------------------
Frank V. Cahouet....................  82,500 $ 2,606,876         25,000
 Chairman, President and Chief
 Executive Officer
W. Keith Smith......................  45,149 $ 1,559,808         76,500
 Vice Chairman
Christopher M. Condron..............  31,775 $ 1,506,119         39,200
 Vice Chairman
Steven G. Elliott...................  27,375 $   957,157         17,000
 Vice Chairman and Chief Financial
 Officer
Martin G. McGuinn...................  28,837 $ 1,005,360         17,000
 Vice Chairman
Keith P. Russell....................  25,500 $   887,313         17,000
 Vice Chairman
Executive Officer Group (11)........ 320,776 $11,347,688        277,250
Non-Executive Officer Group......... 175,459 $ 6,415,345        232,290

------
* Reload options will be automatically granted on exercise when the exercise price is paid by delivering or withholding shares of Common Stock; provided the closing price of the Common Stock on the New York Stock Exchange on the date of exercise exceeds the exercise price by at least 25 percent. Reload options have an exercise price equal to the closing price of the Common Stock on their grant date and the same expiration date as the underlying option.

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FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the Federal income tax consequences to participants who may receive grants of awards under the Option Plan. The discussion is based upon interpretations of the Code in effect as of January 1, 1996, and regulations promulgated thereunder as of such date.

Nonqualified Stock Options. For Federal income tax purposes, no income is recognized by a participant upon the grant of a nonqualified stock option under the Option Plan. Upon the exercise of an option, however, compensation taxable as ordinary income will be realized by the participant in an amount equal to the excess of the fair market value of a share of Common Stock on the date of such exercise over the exercise price times the number of shares exercised. A subsequent sale or exchange of such shares will result in gain or loss measured by the difference between (i) the exercise price, increased by any compensation reported upon the participant's exercise of the option, and (ii) the amount realized on such sale or exchange. Such gain or loss will be capital in nature if the shares were held as a capital asset and will be long-term if such shares were held for more than one year. Reload options are treated as nonqualified stock options for purposes of this discussion.

The Corporation is entitled to a deduction (subject to the provisions of Section 162(m) of the Code) for compensation paid to a participant at the same time and in the same amount as the participant is considered to have realized compensation by reason of the exercise of an option.

Incentive Stock Options. No taxable income is realized by the participant upon the grant or exercise of an incentive stock option. If shares of Common Stock are issued to a participant pursuant to the exercise of an incentive stock option granted under the Option Plan, and if no disqualifying disposition of such shares is made by such participant within two years after the date of grant or within one year after the transfer of such shares to a participant, then (a) upon sale of such shares, any amount realized in excess of the option price will be taxed to such participant as a long-term capital gain and any loss sustained will be a long-term capital loss, and (b) no deduction will be allowed to the Corporation for Federal income tax purposes. Upon exercise of an incentive stock option, the participant may be subject to alternative minimum tax on certain items of tax preference. If shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-years-from-grant/one-year-from-transfer holding period, generally (a) the participant will realize ordinary income in the year of disposition in the amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option price thereof, and (b) the Corporation will be entitled to deduct such amount (subject to the provisions of Section 162(m) of the Code). Any further gain or loss realized will be taxed as short-term capital gain or loss, as the case may be, and will not result in any deduction by the Corporation. If an incentive stock option is exercised at a time when it no longer qualifies as an incentive stock option, the option is treated as a nonqualified stock option.

Stock Appreciation Rights. No taxable income is recognized by a participant upon the grant of a SAR under the Option Plan. Upon the exercise of a SAR, however, compensation taxable as ordinary income will be realized by the participant in an amount equal to the cash received upon exercise, plus the fair market value on the date of exercise of any shares of Common Stock received upon exercise. Shares of Common Stock received on the exercise of a SAR will be eligible for capital gain treatment, with the capital gain holding period commencing on the date of exercise of the SAR. The Corporation is entitled to a deduction (subject to the provisions of Section 162(m) of the Code) for compensation paid to a participant at the same time and in the same amount as the participant is considered to have realized compensation by reason of the exercise of a SAR.

Restricted Stock. Awards of restricted stock will not result in taxable income to the participant or a tax deduction to the Corporation for Federal income tax purposes at the time of grant. A recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the Common Stock at the time the restricted stock is no longer subject to forfeiture. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of the grant will have ordinary taxable income on the date of the grant equal to the fair market value of the restricted stock as if such shares were unrestricted and could be sold immediately. If the restricted stock subject to such election is forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to the forfeited shares. Upon sale of the restricted stock after the forfeiture period has expired, the holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires. However, if the recipient timely elects to be taxed as of the date of the grant, the holding period commences on the date of the grant and the

--------------------------------------------------------------------------------

tax basis will be equal to the fair market value of the restricted shares on the date of the grant as if such shares were then unrestricted and could be sold immediately. The award of shares of restricted stock which are subject to the achievement of performance goals, will not result in taxable income to the participant or a tax deduction to the Corporation for Federal income tax purposes at the time of grant. A recipient of such an award generally will be subject to tax at the same time and in the same manner as applicable to recipients of restricted shares as described above. The Corporation is entitled to a deduction (subject to the provisions of Section 162(m) of the Code) for compensation paid to a participant at the same time and in the same amount as the participant is considered to have realized compensation by reason of the lapse of restrictions on an award of restricted stock or an election under
Section 83(b) of the Code.

Performance Units. The Federal income tax consequences of performance units will depend on how such awards are structured. Generally, the Corporation will be entitled to a deduction (subject to the provisions of Section 162(m) of the Code) with respect to such awards only to the extent that the recipient realizes compensation income in connection with such awards. It is anticipated that such awards will usually result in compensation income to the recipient in some amount.

Deferred Cash Incentive Awards. No taxable income is realized by a participant upon the grant of a deferred cash incentive award in connection with the grant of an option. A deferred cash incentive award can only be used to pay the exercise price of the related option. A participant recognizes compensation income related to the deferred cash incentive award after the related option has vested and the Committee has certified 1) the achievement of the performance goals related to the deferred cash incentive award and 2) the amount of the deferred cash incentive award to be paid. The amount of compensation income a participant recognizes is equal to the option exercise price. Generally, the Corporation will be entitled to a deduction (subject to the provisions of Section 162(m) of the Code) with respect to such awards only to the extent that the recipient recognizes compensation income in connection with such award.


Limits on Deductions. Under Section 162(m) of the Code, the amount of compensation paid to the Chief Executive Officer and the four other most highly paid executive officers of the Corporation in the year for which a deduction is claimed by the Corporation (including its subsidiaries) is limited to $1,000,000 per person, except that compensation that is performance-based will be excluded for purposes of calculating the amount of compensation subject to this $1,000,000 limitation. The ability of the Corporation to claim a deduction for compensation paid to any other executive officer or employee of the Corporation (including its subsidiaries) is not affected by this provision.

The Corporation has structured the Option Plan so that any compensation for which the Corporation may claim a deduction in connection with the exercise of nonqualified stock options and SARs, the disposition by an optionee of shares acquired upon the exercise of incentive stock options and payments made pursuant to performance units and deferred cash incentive awards will be performance-based within the meaning of Section 162(m) of the Code. Grants of restricted stock may or may not be performance-based and therefore any amounts for which the Corporation may claim a deduction may or may not be subject to the limitations on deductibility in Section 162(m) of the Code.

ACTION BY SHAREHOLDERS

The Board of Directors believes that the above described amendment and restatement of the 1981 Plan is appropriate and consistent with the Corporation's objectives of attracting and retaining officers and key executives of outstanding competence and providing incentives for such employees to improve the long-range profitability of the Corporation. Accordingly, the Board believes that approval of the amended and restated Option Plan by the Corporation's shareholders is in the best interests of the Corporation and its shareholders.

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of the Corporation's Common Stock present, either in person or by proxy, at the annual meeting and entitled to vote. Since the aggregate number of shares for which a vote "For", "Against" or "Abstain" is made will be counted in determining the minimum number of affirmative votes required for approval of the proposal, an abstention will have the same legal effect as a vote "Against" the proposal.

WITH RESPECT TO PROXY ITEM 2, THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE LONG-TERM PROFIT INCENTIVE PLAN (1981).

--------------------------------------------------------------------------------

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS (PROXY ITEM 3)

The Board of Directors, at its February 20, 1996 meeting, appointed KPMG Peat Marwick LLP as independent public accountants of the Corporation for the year ending December 31, 1996. KPMG Peat Marwick LLP served as the Corporation's independent public accountants for the year ended December 31, 1995. Although the appointment of independent public accountants is not required to be approved by shareholders, the Board of Directors believes shareholders should participate in such selection through ratification. If the shareholders fail to ratify KPMG Peat Marwick LLP as the independent public accountants, the Board of Directors will reconsider its selection. Representatives of KPMG Peat Marwick LLP will be present at the annual meeting with an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

ACTION BY SHAREHOLDERS

Adoption of the proposal requires the approval of a majority of the votes cast at the annual meeting by all holders of Common Stock. The Pennsylvania Business Corporation Law provides that an abstention is not a vote cast. Therefore, in a case like this where the favorable vote of the holders of a majority of the votes cast at the annual meeting is required, an abstention will not have the effect of a vote for or against the proposal and will not be counted in determining the number of votes required for approval, though it will be counted in determining the presence of a quorum.

WITH RESPECT TO THE RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS (PROXY ITEM
3), THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE CORPORATION FOR THE YEAR ENDING DECEMBER 31, 1996.

ADDITIONAL INFORMATION; SHAREHOLDER PROPOSALS

No matters other than those set forth in the Notice of Annual Meeting accompanying this Proxy Statement are expected to be presented to shareholders for action at the annual meeting. However, if other matters are presented which are proper subjects for action by shareholders, it is the intention of those named in the accompanying Proxy to vote such Proxy in accordance with their judgment upon such matters.

Proposals of shareholders intended to be presented at the Corporation's annual meeting to be held in 1997 must be received by the Corporation no later than November 7, 1996 to be considered for inclusion in the Proxy Statement and form of Proxy relating to the 1997 annual meeting.

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's executive officers and directors, and persons who own more than 10% of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Executive officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by the Corporation, or written representations from certain reporting persons that no Form 5's were required for those persons, the Corporation believes that, since January 1, 1995, all such filing requirements were complied with.

The cost of solicitation of proxies for the 1996 annual meeting will be borne by the Corporation. In addition to solicitation by mail, regular employees of the Corporation may solicit proxies by telephone, telegraph or personal interview. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to the beneficial owners of Common Stock held of record by such persons and will be reimbursed by the Corporation for their expenses. In addition, the Corporation has retained D. F. King & Co., Inc., 77 Water Street, New York, New York 10005 to aid in the solicitation of proxies from brokers, banks, other nominees and institutional holders at an estimated fee of $7,000 plus expenses.

By Order of the Board of Directors

Carl Krasik Secretary

March 7, 1996

--------------------------------------------------------------------------------
ANNEX A

MELLON BANK CORPORATION LONG-TERM PROFIT INCENTIVE PLAN (1996)

I. PURPOSES

The purposes of this Long-Term Profit Incentive Plan (1996), as amended and restated, are to promote the growth and profitability of Mellon Bank Corporation ("Corporation") and its Affiliates, to provide officers and other key executives of the Corporation and its Affiliates with the incentive to achieve long-term corporate objectives, to attract and retain officers and other key executives of outstanding competence, and to provide such officers and key executives with an equity interest in the Corporation.

II. DEFINITIONS

The following terms shall have the meanings shown:

2.1 "Affiliate" shall mean any corporation, limited partnership or other organization in which the Corporation owns, directly or indirectly, 50% or more of the voting power.

2.2 "Award" shall mean Options, SARs, Performance Units, Restricted Stock and Deferred Cash Incentive Awards, as defined in and granted under the Plan.

2.3 "Board of Directors" shall mean the Board of Directors of the Corporation.

2.4 "Change in Control Event" shall mean any of the following events:

(a) The occurrence with respect to the Corporation of a "control transaction", as such term is defined in Section 2542 of the Pennsylvania Business Corporation Law of 1988, as of August 15, 1989; or

(b) Approval by the stockholders of the Corporation of (i) any consolidation or merger of the Corporation in which the holders of voting stock of the Corporation immediately before the merger or consolidation will not own 50% or more of the voting shares of the continuing or surviving corporation immediately after such merger or consolidation, or (ii) any sale, lease or exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Corporation; or

(c) A change of 25% (rounded to the next whole person) in the membership of the Board of Directors within a 12-month period, unless the election or nomination for election by stockholders of each new director within such period was approved by the vote of 85% (rounded to the next whole person) of the directors then still in office who were in office at the beginning of the 12-month period.

2.5 "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

2.6 "Committee" shall mean the Human Resources Committee of the Board of Directors, or any successor committee.

2.7 "Common Stock" shall mean Common Stock of the Corporation.

2.8 "Deferred Cash Incentive Award" shall mean an Award granted pursuant to
Article VII of the Plan.

2.9 "Fair Market Value" shall mean the closing price of a share of Common Stock in the New York Stock Exchange Composite Transactions on the relevant date, or, if no sale shall have been made on such exchange on that date, the closing price in the New York Stock Exchange Composite Transactions on the last preceding day on which there was a sale.

2.10 "Incentive Stock Option" shall mean an option qualifying under Section 422 of the Code granted by the Corporation.

2.11 "Options" shall mean rights to purchase shares of Common Stock granted pursuant to Article IV of the Plan.

2.12 "Participant" shall mean an eligible employee who is granted an Award under the Plan.

--------------------------------------------------------------------------------

2.13 "Performance Goals" shall mean goals established by the Committee in compliance with Section 162(m) of the Code covering a performance period set by the Committee and based on maintenance of or changes in one or more of the following objective business criteria: earnings or earnings per share; return on equity, assets or investment; revenues; expenses; stock price; market share; charge-offs; or non-performing assets. Performance Goals shall be established by the Committee in connection with the grant of Performance Units and Deferred Cash Incentive Awards and may be established in connection with the grant of Restricted Stock. Performance Goals may be applicable to a business unit or to the Corporation as a whole and need not be the same for each of the foregoing types of Awards or for each individual receiving the same type of Award. The Committee may retain the discretion to reduce (but not to increase) the portion of any Award which will be earned based on achieving Performance Goals.

2.14 "Performance Units" shall mean units granted pursuant to Article VI of the Plan.

2.15 "Plan" shall mean the Mellon Bank Corporation Long-Term Profit Incentive Plan (1996), as amended and restated.

2.16 "Reload Option Rights" and "Reload Options" shall have the meanings set forth in Article IV of the Plan.

2.17 "Restricted Stock" shall mean any share of Common Stock granted pursuant to Article VIII of the Plan.

2.18 "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended from time to time, or any successor rule.

2.19 "SAR" shall mean any stock appreciation right granted pursuant to Article V of the Plan.

III. GENERAL

3.1 Administration.

(a) The Plan shall be administered by the Committee, each member of which shall at the time of any action under the Plan be (i) a "disinterested person" as then defined under Rule 16b-3 and (ii) an "outside director" as then defined under Section 162(m) of the Code.

(b) The Committee shall have the authority in its sole discretion from time to time: (i) to designate the employees eligible to participate in the Plan; (ii) to grant Awards under the Plan; (iii) to prescribe such limitations, restrictions and conditions upon any such Award as the Committee shall deem appropriate; and (iv) to interpret the Plan, to adopt, amend and rescind rules and regulations relating to the Plan, and to make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan. A majority of the Committee shall constitute a quorum, and the action of a majority of members of the Committee present at any meeting at which a quorum is present, or acts unanimously adopted in writing without the holding of a meeting, shall be the acts of the Committee.

(c) All actions of the Committee shall be final, conclusive and binding upon the Participant. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

3.2 Eligibility. The Committee may grant Awards under the Plan to any full-time corporate officer, key executive, administrative or professional employee of the Corporation or any of its Affiliates. In granting such Awards and determining their form and amount, the Committee shall give consideration to the functions and responsibilities of the employee, his or her potential contributions to profitability and to the sound growth of the Corporation and such other factors as the Committee may deem relevant.

3.3 Effective and Expiration Dates of Plan. The amended and restated Plan shall become effective on the date (herein referred to as the "effective date") approved by the holders of a majority of the shares present or represented and entitled to vote at the 1996 Annual Meeting of Shareholders of the Corporation. No Award shall be granted after December 31, 2005, except that Reload Options may be granted pursuant to Reload Option Rights then outstanding.

--------------------------------------------------------------------------------
3.4 Aggregate and Individual Limitations on Awards.

(a) The aggregate number of shares of Common Stock reserved for issue under the Plan on and after its effective date shall not exceed 14,600,000 shares, subject to adjustments pursuant to Section 9.7. No more than 1,000,000 shares of Common Stock may be issued as Restricted Stock. Shares of Common Stock which may be issued pursuant to Awards granted under the Plan may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock held in the Corporation's treasury.

(b) For purposes of paragraph (a) of this Section 3.4, shares of Common Stock that are actually issued upon exercise of an Option shall be counted against the total number of shares reserved for issuance, except that when Options are exercised by the delivery of shares of Common Stock the charge against the shares reserved for issuance shall be limited to the net new shares of Common Stock issued. In addition to shares of Common Stock actually issued pursuant to the exercise of Options, there shall be deemed to have been issued under the Plan a number of shares of Common Stock equal to (i) the number of shares issued pursuant to SARs which shall have been exercised pursuant to the Plan,
(ii) the number of Performance Units which shall have been paid in shares of Common Stock pursuant to the Plan and (iii) the number of shares of Restricted Stock which shall have been granted pursuant to the Plan. For purposes of paragraph (a) of this Section 3.4, the payment of a Deferred Cash Incentive Award shall not be deemed to result in the issuance of any shares of Common Stock in addition to those issued pursuant to the exercise of the related Option.

(c) For purposes of paragraph (a) of this Section 3.4, any shares of Common Stock subject to an Option which for any reason either terminates unexercised, or expires except by reason of the exercise of a related SAR, and any shares of Restricted Stock granted under this Plan which are surrendered or forfeited to the Corporation, shall again be available for issuance under the Plan.

(d) The maximum number of shares of Common Stock available for grants of Options or SARs to any one Participant under the Plan during a calendar year shall not exceed 1,000,000 shares. The limitation in the preceding sentence shall be interpreted and applied in a manner consistent with Section 162(m) of the Code. To the extent consistent with Section 162(m) of the Code, a Reload Option (A) shall be deemed to have been granted at the same time as the original underlying Option grant and (B) shall not be deemed to increase the number of shares covered by the original underlying Option.

IV. OPTIONS

4.1 Grant. The Committee may from time to time, subject to the provisions of the Plan, in its discretion grant Options to Participants to purchase for cash or shares of Common Stock the number of shares of Common Stock allotted by the Committee. In the discretion of the Committee, any Options or portions thereof granted pursuant to this Plan may be designated as Incentive Stock Options. The aggregate Fair Market Value (determined as of the time the Incentive Stock Option is granted) of Common Stock and any other stock of the Corporation or any parent, subsidiary or affiliate corporation with respect to which such Incentive Stock Options are exercisable for the first time by a Participant in any calendar year under all plans of the Corporation, its subsidiaries and affiliates shall not exceed $100,000 or such sum as may from time to time be permitted under Section 422 of the Code. The Committee shall also have the authority, in its discretion, to award reload option rights ("Reload Option Rights") in conjunction with the grant of Options with the effect described in
Section 4.7. Reload Option Rights may be awarded either at the time an Option is granted or, except in the case of Incentive Stock Options, at any time thereafter during the term of the Option.

4.2 Option Agreements. The grant of any Option shall be evidenced by a written "Stock Option Agreement" executed by the Corporation and the Participant, stating the number of shares of Common Stock subject to the Option evidenced thereby and such other terms and conditions of the Option as the Committee may from time to time determine.

4.3 Option Price. The option price for the Common Stock covered by any Option granted under the Plan shall in no case be less than 100% of the Fair Market Value of said Common Stock on the date of grant. Except as otherwise provided in the Stock Option Agreement, the option price of an Option may be paid in whole or in part by delivery to the Corporation of a number of shares of Common

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Stock having a Fair Market Value on the date of exercise equal to the option price or portion thereof to be paid; provided, however, that no shares may be delivered in payment of the option price of an Option unless such shares, or an equivalent number of shares, shall have been held by the Participant (or other person entitled to exercise the Option) for at least six months prior to such delivery.

4.4 Term of Options. The terms of each Option granted under the Plan shall be for such period as the Committee shall determine, but for not more than 10 years from the date of grant thereof. Each Option shall be subject to earlier termination as provided in Sections 4.6 and 5.4 hereof.

4.5 Exercise of Options. Each Option granted under the Plan shall be exercisable on such date or dates during the term thereof and for such number of shares of Common Stock as may be provided in the Stock Option Agreement evidencing its grant. Pursuant to the terms of the Stock Option Agreement or otherwise, the Committee may change the date on which an outstanding Option becomes exercisable; provided, however, that an exercise date designated in a Stock Option Agreement may not be changed to a later date without the consent of the holder of the Option. Notwithstanding any other provision of this Plan, unless expressly provided to the contrary in the applicable Stock Option Agreement, all Options granted under the Plan shall become fully exercisable immediately and automatically upon the occurrence of a Change in Control Event.

4.6 Termination of Employment. Except as otherwise provided in the Stock Option
Agreement:

(a) If termination of employment of a Participant is due to retirement after age 55 with the written consent of the Corporation or an Affiliate, the Participant shall have the right to exercise his or her Options within the period of two years after such retirement, to the extent such Options were exercisable at the time of retirement; provided, however, that such post-retirement exercise period may be extended by action of the Committee for up to the full term of such Options.

(b) If a Participant shall die while employed by the Corporation or an Affiliate or within a period following termination of employment during which the Option remains exercisable under paragraphs (a), (c) or (d) of this Section 4.6, his or her Options may be exercised to the extent exercisable by the Participant at the time of his or her death within a period of two years from the date of death by the executor or administrator of the Participant's estate or by the person or persons to whom the Participant shall have transferred such right by will or by the laws of descent and distribution.

(c) If termination of employment of a Participant is by reason of the total and permanent disability of the Participant covered by a disability plan of the Corporation or an Affiliate then in effect, the Participant shall have the right to exercise his or her Options within the period of two years after the date of termination of employment, to the extent such Options were exercisable at the time of termination of employment.

(d) In the event the employment of a Participant is terminated by the Corporation or an Affiliate without cause within two years after the occurrence of a Change in Control Event, the Participant shall have the right to exercise his or her Options within one year after the date such termination occurred, to the extent such Options were exercisable at the time of such termination of employment. For purposes of this paragraph, "without cause" shall mean any termination of employment where it cannot be shown that the employee has (i) willfully failed to perform his or her employment duties for the Corporation or an Affiliate, (ii) willfully engaged in conduct that is materially injurious to the Corporation or an Affiliate, monetarily or otherwise, or (iii) committed acts that constitute a felony under applicable federal or state law or constitute common law fraud. For purposes of this paragraph, no act or failure to act on the Participant's part shall be considered "willful" unless done, or omitted to be done, by him or her not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Corporation or Affiliate.

(e) In the event all employment of a Participant with the Corporation or an Affiliate is terminated for any reason other than as stated in the preceding paragraphs (a)--(d), his or her Options shall terminate upon such termination of employment.

(f) Notwithstanding the foregoing, in no event shall an Option granted hereunder be exercisable after the expiration of its term.

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4.7 Reload Option Rights. Reload Option Rights if awarded with respect to an
Option shall entitle the original grantee of the Option (and unless otherwise determined by the Committee, in its discretion, only such original grantee), upon exercise of the Option or any portion thereof through delivery of shares of Common Stock, automatically to be granted on the date of such exercise an additional Option (a "Reload Option") (i) for that number of shares of Common Stock not greater than the number of shares delivered by the Participant in payment of the option price of the original Option and any withholding taxes related thereto, (ii) having an option price not less than 100% of the Fair Market Value of the Common Stock covered by the Reload Option on the date of grant of such Reload Option, (iii) having an expiration date not later than the expiration date of the original Option so exercised and (iv) otherwise having terms permissible for the grant of an Option under the Plan. Subject to the preceding sentence and the other provisions of the Plan, Reload Option Rights and Reload Options shall have such terms and be subject to such restrictions and conditions, if any, as shall be determined, in its discretion, by the Committee. In granting Reload Option Rights, the Committee, may, in its discretion, provide for successive Reload Option grants upon the exercise of Reload Options granted hereunder. Unless otherwise determined by the Committee, in its discretion, Reload Option Rights shall entitle the Participant to be granted Reload Options only if the underlying Option to which they relate is exercised by the Participant during employment with the Corporation or any of its Affiliates. Except as otherwise specifically provided herein or required by the context, the term Option as used in this Plan shall include Reload Options granted hereunder.

V. SARS

5.1 Grant. SARs may be granted by the Committee as stand-alone SARs or in tandem with all or any part of any Option granted under the Plan. SARs which are granted in tandem with an Option may be granted either at the time of the grant of such Option or, except in the case of an Incentive Stock Option, at any time thereafter during the term of such Option.

5.2 SAR Agreements. The grant of any SAR shall be evidenced by the related Stock Option Agreement or by a written "Stock Appreciation Rights Agreement" executed by the Corporation and the Participant, stating the number of shares of Common Stock covered by the SAR, the base price of a stand-alone SAR and such other terms and conditions of the SAR as the Committee may from time to time determine. The base price for stand-alone SARs (the "base price") shall be such price as the Committee, in its sole discretion, shall determine but shall not be less than 100% of the Fair Market Value per share of the Common Stock covered by the stand-alone SAR on the date of grant.

5.3 Payment. SARs shall entitle the Participant upon exercise to receive the amount by which the Fair Market Value of a share of Common Stock on the date of exercise exceeds the option price of any tandem Option or the base price of a stand-alone SAR, multiplied by the number of shares in respect of which the SAR shall have been exercised. In the sole discretion of the Committee, the Corporation may pay all or any part of its obligation arising out of a SAR exercise in (i) cash, (ii) shares of Common Stock or (iii) cash and shares of Common Stock. Payment shall be made by the Corporation as soon as practicable after the date of exercise.

5.4 Exercise of Tandem Award. If SARs are granted in tandem with an Option (i) the SARs shall be exercisable at such time or times and to such extent, but only to such extent, that the related Option shall be exercisable, (ii) the exercise of the related Option shall cause a share for share reduction in the number of SARs which were granted in tandem with the Option; and (iii) the payment of SARs shall cause a share for share reduction in the number of shares covered by such Option.

5.5 Termination of Employment. Except as otherwise provided in the Stock Appreciation Rights Agreement:

(a) If termination of employment of a Participant is due to retirement after age 55 with the written consent of the Corporation or an Affiliate, the Participant shall have the right to exercise his or her stand-alone SARs within the period of two years after such retirement, to the extent such SARs were exercisable at the time of retirement; provided, however, that such post-retirement exercise period may be extended by action of the Committee for up to the full term of such SARs.

(b) If a Participant shall die while employed by the Corporation or an Affiliate thereof or within a period following termination of employment during which the SARs remain exercisable under paragraphs (a), (c) or (d) of this
Section 5.5, his or her stand-alone SARs may be exercised to the

--------------------------------------------------------------------------------
extent exercisable by the Participant at the time of his or her death within a period of two years from the date of death by the executor or administrator of the Participant's estate or by the person or persons to whom the Participant shall have transferred such right by will or by the laws of descent and distribution.

(c) If termination of employment of a Participant is by reason of the total and permanent disability of the Participant covered by a disability plan of the Corporation or an Affiliate then in effect, the Participant shall have the right to exercise his or her stand-alone SARs within the period of two years after the date of termination of employment, to the extent such SARs were exercisable at the time of termination of employment.

(d) In the event all employment of a Participant with the Corporation or an Affiliate is terminated without cause within two years after the occurrence of a Change in Control Event, the Participant shall have the right to exercise his or her stand-alone SARs within one year after the date such termination occurred, to the extent such stand-alone SARs were exercisable at the time of such termination of employment. For purposes of this paragraph, "without cause" shall have the meaning provided in Section 4.6(d).

(e) In the event all employment of a Participant with the Corporation or an Affiliate is terminated for any reason other than as stated in the preceding paragraphs (a)--(d), his or her stand-alone SARs shall terminate upon such termination of employment.

(f) Notwithstanding the foregoing, in no event shall a stand-alone SAR granted hereunder be exercisable after the expiration of its term.

VI. PERFORMANCE UNITS

6.1 Grant. The Committee may from time to time grant one or more Performance Units to eligible employees. Performance Units shall represent the right of a Participant to receive shares of Common Stock or cash at a future date upon the achievement of Performance Goals which are established by the Committee.

6.2 Performance Unit Agreements. The grant of any Performance Unit shall be evidenced by a written "Performance Unit Agreement", executed by the Corporation and the Participant stating the amount of cash and/or number of shares of Common Stock covered by the Performance Unit and such other terms and conditions of the Performance Unit as the Committee may determine, including the performance period to be covered by the award and the Performance Goals to be achieved.

6.3 Payment. After the completion of a performance period, performance during such period shall be measured against the Performance Goals set by the Committee. If the Performance Goals are met or exceeded, the Committee shall certify that fact in writing in the Committee minutes or elsewhere and certify the amount to be paid to the Participant under the Performance Unit. In the sole discretion of the Committee, the Corporation may pay all or any part of its obligation under the Performance Unit in (i) cash, (ii) shares of Common Stock or (iii) cash and shares of Common Stock. Payment shall be made by the Corporation as soon as practicable after the certification of achievement of the Performance Goals.

6.4 Termination of Employment. To be entitled to receive payment under a Performance Unit, a Participant must remain in the employment of the Corporation or an Affiliate through the end of the applicable performance period; except that this limitation shall not apply where a Participant's employment is terminated by the Corporation or an Affiliate without cause (as defined in Section 4.6(d)) following the occurrence of a Change in Control Event.

6.5 Maximum Cash Payment. The maximum amount that may be paid in cash or in Fair Market Value of Common Stock (to be valued no later than three days after the date the Committee certifies the achievement of the Performance Goals) under all Performance Units paid to any one Participant during a calendar year shall in no event exceed $1,000,000.

VII. DEFERRED CASH INCENTIVE AWARDS

7.1 Granting of Deferred Cash Incentive Awards. Deferred Cash Incentive Awards, as hereafter described, may be granted in conjunction with all or any part of any Option (other than an Incentive

--------------------------------------------------------------------------------
Stock Option) granted under the Plan, either at the time of the grant of such Option or at any time thereafter during the term of such Option.

7.2 Deferred Cash Incentive Agreements. Deferred Cash Incentive Awards shall entitle the holder of an Option to receive from the Corporation an amount of cash equal to the aggregate exercise price of all Options exercised by such Participant in accordance with the terms of a written "Deferred Cash Incentive Agreement" executed by the Corporation and the Participant. Deferred Cash Incentive Agreements shall specify the conditions under which Deferred Cash Incentive Awards become payable, the conditions under which Deferred Cash Incentive Awards are forfeited and any other terms and conditions as the Committee may from time to time determine. Under no circumstances may a Deferred Cash Incentive Award be applied to any purpose other than the payment of the exercise price of a properly exercised related Option.

7.3 Preestablished Performance Goals.

(a) Except in the event of death, total and permanent disability covered by a disability plan of the Corporation or an Affiliate then in effect or the occurrence of a Change in Control Event, any Deferred Cash Incentive Award shall only be earned and become payable if the Corporation achieves Performance Goals which are established for a calendar year or longer period by the Committee. After the completion of a performance period, performance during such period shall be measured against the Performance Goals set by the Committee. If the Performance Goals are met or exceeded, the Committee shall certify that fact in writing in the Committee minutes or elsewhere.

(b) The amount payable to a Participant upon achieving the Performance Goals set by the Committee for the Deferred Cash Incentive Award shall be equal to the option price of the related Option, which shall be the Fair Market Value of the shares of Common Stock subject to the Option on the date the Option is granted. No individual may in any calendar year receive payment of Deferred Cash Incentive Awards with respect to Options for more than 750,000 shares of Common Stock.

VIII. RESTRICTED STOCK

8.1 Award of Restricted Stock. The Committee may from time to time, subject to the provisions of the Plan and such other terms and conditions as it may prescribe, grant one or more shares of Restricted Stock to eligible employees. In the discretion of the Committee, shares of Restricted Stock may be granted alone, in addition to or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan.

8.2 Restricted Stock Agreements. Each award of Restricted Stock under the Plan shall be evidenced by a written Restricted Stock Agreement executed by the Corporation and the Participant in such form as the Committee shall prescribe from time to time in accordance with the Plan.

8.3 Restrictions. Shares of Restricted Stock issued to a Participant may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Committee shall determine, beginning on the date on which the Award is granted (the "Restricted Period"). The Committee may also impose such other restrictions and conditions on the shares or the release of the restrictions thereon as it deems appropriate, including the achievement of Performance Goals established by the Committee. In determining the Restricted Period of an Award, the Committee may provide that the foregoing restrictions shall lapse with respect to specified percentages of the awarded shares on specified dates following the date of such Award or all at once.

8.4 Stock Certificate. As soon as practicable following the making of an award, the Restricted Stock shall be registered in the Participant's name in certificate or book-entry form. If a certificate is issued, it shall bear an appropriate legend referring to the restrictions and it shall be held by the Corporation on behalf of the Participant until the restrictions are satisfied. If the shares are registered in book-entry form, the restrictions shall be placed on the book-entry registration. Except for the transfer restrictions, the Participant shall have all other rights of a holder of shares of Common Stock, including the right to receive dividends paid with respect to the Restricted Stock and the right to vote such shares. As soon as is practicable following the date on which transfer restrictions on any shares lapse, the Corporation shall deliver to the Participant the certificates for such shares, provided that the Participant shall have complied with all conditions for delivery of such

--------------------------------------------------------------------------------
shares contained in the Restricted Stock Agreement or otherwise reasonably required by the Corporation.

8.5 Termination of Employment.

(a) Unless expressly provided to the contrary in the applicable Restricted Stock Agreement, all restrictions placed upon Restricted Stock shall lapse immediately upon (i) termination of the Participant's employment with the Corporation or an Affiliate if, and only if, such termination is by reason of the Participant's death, total and permanent disability covered by a disability plan of the Corporation or an Affiliate then in effect or (except where Performance Goals have been set for the Award) retirement after age 55 with the written consent of the Corporation or an Affiliate or (ii) the occurrence of a Change in Control Event. In addition, the Committee may in its discretion (except where Performance Goals have been set for the Award) allow restrictions on Restricted Stock to lapse prior to the date specified in a Restricted Stock Agreement.

(b) Except as otherwise provided in the Restricted Stock Agreement, upon the effective date of a termination for any reason not specified in paragraph (a) of this Section 8.5, all shares then subject to restrictions immediately shall be forfeited to the Corporation without consideration or further action being required of the Corporation. For purposes of this paragraph (b), the effective date of a Participant's termination shall be the date upon which such Participant ceases to perform services as an employee of the Corporation or any of its Affiliates, without regard to accrued vacation, severance or other benefits or the characterization thereof on the payroll records of the Corporation or Affiliate.

8.6 Maximum Award. The compensation payable to a Participant upon achieving any Performance Goals set by the Committee for Restricted Stock shall be equal to the Fair Market Value of a share of Common Stock for each share of Restricted Stock that is granted. No individual Participant may in any one calendar year receive payment of a Restricted Stock Award (where Performance Goals have been set for the Award) covering more than 100,000 shares of Common Stock.

IX. MISCELLANEOUS

9.1 General Restriction. Each Award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that any listing or registration of the shares of Common Stock or any consent or approval of any governmental body, or any other agreement or consent is necessary or desirable as a condition of the granting of an Award or issuance of Common Stock or cash in satisfaction thereof, such Award may not be consummated unless such requirement is satisfied in a manner acceptable to the Committee.

9.2 Non-Assignability. No Award under the Plan shall be assignable or transferable by a Participant, except by will or by the laws of descent and distribution or by such other means as the Committee may approve from time to time. During the life of the Participant, such Award shall be exercisable only by such Participant or by such other persons as the Committee may approve from time to time.

9.3 Withholding Taxes. Whenever the Corporation proposes or is required to issue or transfer shares of Common Stock under the Plan, the Corporation shall have the right to require the Participant to remit to the Corporation an amount sufficient to satisfy any federal, state, local or other withholding tax requirements prior to the delivery of any certificate for such shares. Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state, local or other withholding tax requirements.

9.4 No Right to Employment. Nothing in the Plan or in any agreement entered into pursuant to it shall confer upon any Participant the right to continue in the employment of the Corporation or an Affiliate or affect any right which the Corporation or an Affiliate may have to terminate the employment of such Participant.

9.5 Non-Uniform Determinations. The Committee's determinations under the Plan (including without limitation its determinations of the employees to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the establishment of performance goals and performance periods) need not be uniform and may be made by it selectively among employees who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

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9.6 No Rights as Shareholders. Participants as such shall have no rights as shareholders of the Corporation, except as provided in Section 8.4, unless and until shares of Common Stock are registered in their name.

9.7 Adjustments of Stock. If there is any change in the Common Stock by reason of any stock split, stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, or any other similar transaction, the number and kind of shares available for grant under the Plan or subject to or granted pursuant to an Award and the price thereof, or other numeric limitations under the Plan, as applicable, shall be appropriately adjusted by the Committee or the Board.

9.8 Amendment or Termination of the Plan. The Committee or the Board may at any time terminate the Plan or any part thereof and may from time to time amend the Plan as it may deem advisable. Any such action of the Committee or the Board may be taken without the approval of the Corporation's shareholders, but only to the extent that such shareholder approval is not required by applicable law or regulation, including specifically Rule 16b-3, or the rules of any stock exchange on which the Common Stock is listed. The termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect such Participant's rights under an Award previously granted.

9.9 Awards to Foreign Nationals and Employees Outside the United States. To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purpose of the Plan, the Committee may, without amending the Plan, (i) establish special rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participants in accordance with those rules.

9.10 Previously Granted Awards. Awards outstanding on the date of shareholder approval of this amended and restated Plan shall continue to be governed by and construed in accordance with the Plan as in effect prior to amendment and restatement; except that outstanding Deferred Cash Incentive Awards shall be subject to the limitations of new Section 7.3(a) and (b) of the Plan and, to the extent required by Section 162(m) of the Code, a grant of a Reload Option shall be subject to the limitation of new Section 3.4(d) of the Plan.

April 1996

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-- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --
RESERVATION FORM FOR MELLON BANK CORPORATION ANNUAL MEETING OF SHAREHOLDERS

Admission cards will be forwarded to shareholders whose reservation forms are received by April 2, 1996. All other admission cards will be provided at the check-in desk at the meeting.

I expect to attend the Annual Meeting at 10:00 A.M., on April 16, 1996, in Pittsburgh, PA.

                            Name  ............................
                                        (Please Print)

                            Address
                                  ............................
                                        (Please Print)

                            ..................................

       (PLEASE COMPLETE AND RETURN IN THE ENCLOSED ENVELOPE IF YOU PLAN
                         TO ATTEND THE ANNUAL MEETING)

[LOGO OF MELLON BANK CORPORATION] MELLON BANK CORPORATION

This Proxy is solicited on behalf of the Board of Directors of the Corporation.

The undersigned hereby appoints Carl Krasik and Ann M. Sawchuck, or either of them, each with full power of substitution as attorneys and proxies of the undersigned to vote all Mellon Bank Corporation Common Stock of the undersigned at the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, April 16, 1996, at 10:00 A.M., on the 10th floor of the Union Trust Building, 501 Grant Street, Pittsburgh, Pennsylvania, and at any adjournment of such meeting, as fully and effectually as the undersigned could do if personally present, and hereby revokes all previous proxies for said meeting. Where a vote is not specified, the proxies will vote the shares represented by this Proxy FOR the election of all nominees for director, FOR Proxy Item 2 and FOR Proxy Item 3 and will vote in their discretion on such other matters that may properly come before the meeting.

This Proxy is solicited on behalf of the Board of Directors of the Corporation, and may be revoked prior to its exercise. The Board of Directors recommends votes FOR the election of all nominees for director, FOR Proxy Item 2 and FOR Proxy Item 3.

           (Continued, and to be signed and dated, on reverse side)

                             FOLD AND DETACH HERE

                                                 Please mark
                                                your votes as   [X]
                                                 indicated in
                                                  this sample

Where a vote is not specified, the proxies will vote shares represented by this Proxy FOR the election of directors, FOR Proxy Item 2, FOR Proxy
Item 3 and will vote in their discretion on such other matters that may properly come before the meeting.

                            Proxy Item 1-
                      The election of directors

                   FOR                   WITHHOLD
              all nominees              AUTHORITY
              listed herein          to vote for all
           (except as withheld           nominees
            in space provided)        listed herein
                   [_]                     [_]

Nominees: J.W. Connolly, Charles A. Corry, Pemberton Hutchinson, Rotan E. Lee, Robert Mehrabian, Wesley W. von Schack and Howard Stein.

(Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

-------------------------------------------------------------------------------
Note: A vote FOR the election of directors includes discretionary authority to vote for a substitute if any nominee is unable to serve or for good cause will not serve.



Proxy Item 2-Proposal to amend and restate the Corporation's Long-Term Profit Incentive Plan (1981).

             FOR           AGAINST         ABSTAIN
             [ ]             [ ]             [ ]



Proxy Item 3-Ratification of appointment of KPMG Peat Marwick LLP as independent public accountants.

             FOR           AGAINST         ABSTAIN
             [ ]             [ ]             [ ]



Please date and sign exactly as name appears herein. When signing as attorney, executor, administrator, trustee, guardian, etc., full title as such should be shown. For joint accounts, each joint owner should sign. If more than one trustee is listed, all trustees should sign, unless one trustee has power to sign for all.

------------------------------------------------------------------------------
                                                     (Signature of Shareholder)

------------------------------------------------------------------------------
                                                     (Signature of Shareholder)

Dated:                                                                   , 1996
      -------------------------------------------------------------------

                             FOLD AND DETACH HERE